Exhibit (a)(1)(A)
LIBERTY MEDIA CORPORATION
OFFER TO EXCHANGE
CERTAIN OUTSTANDING STOCK OPTIONS
FOR NEW STOCK OPTIONS
The Exchange Offer and withdrawal rights will expire at 11:59 p.m., Eastern Daylight
Savings Time, on April 3, 2009, unless extended by us.
     Liberty Media Corporation (“we,” “us,” “our” or “Liberty”) is offering the employees of its subsidiaries QVC, Inc (together with its subsidiaries, “QVC”) and BuySeasons, Inc. (“BuySeasons”) the opportunity to exchange (the “Exchange Offer”) their options to purchase shares of our Series A Liberty Interactive common stock, par value $0.01 per share (“LINTA”), previously granted under our 2000 Incentive Plan (as currently in effect, the “2000 Plan”), or our 2007 Incentive Plan (as currently in effect, the “2007 Plan” and together with the 2000 Plan, the “Liberty Plans”), that have an exercise price per share greater than $7.00 (“Eligible Options”) for new options to purchase LINTA shares (“New Options”), as follows:
•	For every four Eligible Options that you exchange, you will receive two New Options of which:
•	one New Option (a “Market Option”) will have an exercise price per share equal to the last reported sale price per share of LINTA on The Nasdaq Global Select Market on the first business day immediately following the expiration of the Exchange Offer (or April 6, 2009, unless the Exchange Offer is extended); and

•	the other New Option (a “Premium Option”) will have an exercise price per share equal to the greater of (a) the last reported sale price per share of LINTA on The Nasdaq Global Select Market on the first business day immediately following the expiration of the Exchange Offer and (b) $6.00.
•	Each New Option will be granted under the Liberty Plan under which the Eligible Options exchanged therefor were granted.

•	Each New Option will have a new term of seven years.

•	Each New Option will have a new vesting schedule, even if the Eligible Options exchanged therefor were fully or partially vested, as follows:
•	If you are an employee of QVC, your New Option will vest semi-annually in equal amounts over four years.

•	If you are an employee of BuySeasons, your New Option will vest quarterly in equal amounts over four years.

Vesting is generally conditioned on your continued employment by QVC or BuySeasons through each vesting date. Your participation in this Exchange Offer is not a guarantee or promise of future employment.
     For purposes of the Exchange Offer, the term “option” or “Eligible Option” generally refers to an option to purchase one (1) LINTA share. For example, an option agreement that confers the right to purchase four (4) LINTA shares generally is referred to as “four options.”
     The businesses conducted, and assets owned, by QVC and BuySeasons are currently attributed to our Liberty Interactive group, and we have granted stock options for LINTA shares under the Liberty Plans to QVC and BuySeasons employees as a means of promoting the long-term success of the businesses conducted by those companies. We believe that sharing with employees of QVC and BuySeasons an equity interest in Liberty through ownership of LINTA stock options aligns their interests with Liberty’s interests and the interests of public holders of LINTA shares, which are intended to track the performance of the Liberty Interactive group. We believe that ownership of LINTA stock options, and the potential for value appreciation, encourages employees of QVC and BuySeasons to devote the best of their abilities and industry to the long-term strategic and business objectives of the company for which they work. However, today, due to the weakened economy and its impact on the trading price of LINTA, most of the LINTA stock options granted to employees of QVC and BuySeasons have exercise prices that are significantly higher than the trading price per share of LINTA. These stock options are commonly referred to as being “underwater.” Underwater options have lost their value as either an incentive or retention tool.
     The Exchange Offer is intended to address this situation by providing eligible employees of QVC and BuySeasons with an opportunity to exchange their Eligible Options for New Options. By making this Exchange Offer, we intend to provide those employees with the opportunity to hold stock options that over time may have a greater potential to increase in value, thereby creating better incentives for each employee to remain at his or her company and contribute to the achievement of its long-term strategic and business objectives.
     If you elect to participate in this Exchange Offer, you will be required to exchange all, but not less than all, of your Eligible Options. The Exchange Offer is open starting today, March 9, 2009, and will close at 11:59 p.m., Eastern Daylight Savings Time, on April 3, 2009, unless we extend the period it is open. We will grant the New Options on the first business day after the Exchange Offer is closed, which will be April 6, 2009, unless we extend the period the Exchange Offer is open. All Eligible Options exchanged in this Exchange Offer will be canceled on the same day that New Options are granted.
     This Exchange Offer is not conditioned on a minimum number of Eligible Options being submitted for exchange. The Exchange Offer is, however, subject to other conditions described later in this offering document under “The Exchange Offer—Conditions of The Exchange Offer.” If you choose not to participate in this Exchange Offer, you will continue to hold your Eligible Options on the same terms and conditions and pursuant to the stock option agreements under which they were originally granted.
     LINTA shares are traded on The Nasdaq Global Select Market under the symbol “LINTA”. On March 3, 2009, the last reported sale price of LINTA on The Nasdaq Global

Select Market was $2.86 per share. The current market price of our LINTA shares, however, is not necessarily indicative of future stock prices, and we cannot predict what the closing sale price of our LINTA shares will be on the date the New Options are granted and their exercise prices are fixed.
     See “Risk Factors” for a discussion of risks that you should consider before participating in this Exchange Offer.
     THIS OFFERING DOCUMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFERING DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Offer to Exchange dated March 9, 2009

IMPORTANT INFORMATION
Acceptance of Exchange Offer by Employees of QVC
     If you choose to participate in this Exchange Offer and you are an employee of QVC, you must submit your election by (1) emailing a completed and signed scanned or PDF copy of the accompanying election form to nick.brecker@qvc.com, (2) faxing a completed and signed scanned or PDF copy of the election form to Nick Brecker at 484-701-8301, or (3) delivering or sending your completed and signed election form by hand, registered mail or courier to: QVC, Inc., Attn: Nick Brecker, 1200 Wilson Drive, West Chester, PA 19380. You must submit your election so that it is received by Mr. Brecker by no later than 11:59 p.m., Eastern Daylight Savings Time, on the Expiration Date (which is presently scheduled to be April 3, 2009). If you choose to not participate in this Exchange Offer, you do not need to do anything, and your Eligible Options will continue to remain subject to their existing terms and conditions.
     You should direct questions about this Exchange Offer or requests for assistance (including requests for additional copies of any documents relating to this Exchange Offer) by email to larry.hayes@qvc.com or nick.brecker@qvc.com.
Acceptance of Exchange Offer by Employees of BuySeasons
     If you choose to participate in this Exchange Offer and you are an employee of BuySeasons, you must submit your election by (1) emailing a completed and signed scanned or PDF copy of the election form to dkarst@buyseasons.com, (2) faxing a completed and signed scanned or PDF copy of the election form to David Karst at 262-901-3333, or (3) delivering or sending your completed and signed election form by hand, registered mail or courier to: BuySeasons, Inc., Attn: David Karst, 5915 S. Moorland Rd., New Berlin, WI 53151. You must submit your election so that it is received by Mr. Karst by no later than 11:59 p.m., Eastern Daylight Savings Time, on the Expiration Date (which is presently scheduled to be April 3, 2009). If you choose to not participate in this Exchange Offer, you do not need to do anything, and your Eligible Options will continue to remain subject to their existing terms and conditions.
     You should direct questions about this Exchange Offer or requests for assistance (including requests for additional copies of any documents relating to this Exchange Offer) by email to dan@buyseasons.com or dkarst@buyseasons.com.
     Although our board of directors has approved this Exchange Offer, consummation of the Exchange Offer is subject to the conditions described in the section entitled “The Exchange Offer—Conditions of The Exchange Offer.” None of Liberty, our board of directors, QVC or BuySeasons makes any recommendation as to whether you should exchange, or refrain from exchanging, your Eligible Options in the Exchange Offer. You must make your own decision whether to exchange your Eligible Options. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to this Exchange Offer.
     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS PURSUANT TO THIS EXCHANGE OFFER.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFERING DOCUMENT. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

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GLOSSARY OF TERMS USED IN THIS OFFERING DOCUMENT
     For ease of reference, set forth below are certain of the defined terms used throughout this offering document.
BuySeasons
     BuySeasons, Inc.
Cancellation Date
     The date when Eligible Options that are tendered to and accepted by us pursuant to this Exchange Offer will be canceled. The Cancellation Date will be the same date as the New Option Grant Date.
Eligible Optionholders
     Every employee of an Eligible Subsidiary who holds Eligible Options on March 9, 2009, who works and resides in the United States and who continues to be an employee of an Eligible Subsidiary on the Expiration Date. If you hold Eligible Options but live or work outside the United States you are not eligible to participate in this Exchange Offer.
Eligible Options
     Any outstanding stock option for the purchase of LINTA shares granted under one of the Liberty Plans prior to March 9, 2009, whether vested or unvested, with an exercise price per share greater than $7.00 and which remains outstanding and unexercised on the Expiration Date.
Eligible Subsidiaries
     QVC and BuySeasons.
Exchange Offer
     The offer being made to exchange Eligible Options for New Options on the terms and subject to the conditions set forth in this offering document and the accompanying election and withdrawal forms, as they may be amended.
Expiration Date
     April 3, 2009 at 11:59 p.m., Eastern Daylight Savings Time, unless extended. We may extend the Expiration Date at our discretion. If we extend, the term “Expiration Date” will refer to the time and date at which the extended offer expires.
Liberty Plans
     The 2000 Plan and the 2007 Plan. Either Plan may be referred to in this offering document as a “Liberty Plan”.

LINTA or LINTA shares
     Shares of Series A Liberty Interactive common stock, par value $0.01 per share.
LINTA stock options
     Stock options granted under the 2000 Plan or the 2007 Plan entitling the holder to purchase LINTA shares.
New Options
     The new stock options to purchase LINTA shares that will replace the Eligible Options exchanged pursuant to this Exchange Offer. Each new option will be granted under the same Liberty Plan that the Eligible Options exchanged therefor were granted under, and will be subject to the terms and conditions of that Plan and a new stock option agreement. Copies of the 2000 Plan, 2007 Plan and form of new stock option agreement are attached as exhibits to the Schedule TO. For more details about the terms of the New Options and the Liberty Plans, see “The Exchange Offer—Source and Amount of Considerations; Terms of New Options.”
New Option Grant Date
     The first business day immediately following the Expiration Date. We expect the New Option Grant Date will be April 6, 2009. If the Expiration Date is extended, the Cancellation Date and the New Option Grant Date will be similarly extended.
New Option Grant Date Fair Market Value
     The last reported sale price per share of LINTA on The Nasdaq Global Select Market on the New Option Grant Date.
Offering Period
     The period during which the Exchange Offer is open and Eligible Optionholders may tender their Eligible Options in exchange for New Options. The Exchange Offer commenced on Monday, March 9, 2009, and will remain open until the Expiration Date.
QVC
     QVC, Inc. and its subsidiaries.
Schedule TO
     Tender Offer Statement on Schedule TO filed by Liberty with the SEC.
2000 Plan
     Our 2000 Incentive Plan, as amended and restated effective February 22, 2007.
2007 Plan
     Our 2007 Incentive Plan, effective February 22, 2007.

SUMMARY TERM SHEET
     Liberty Media Corporation is offering to exchange your Eligible Options for New Options. The following are answers to some questions you may have about the Exchange Offer. This summary is comprised of the following sections:
•	General Overview of the Exchange Offer;

•	Eligibility to Participate in the Exchange Offer;

•	How the Exchange Offer Works;

•	Tax Questions; and

•	Timeline for the Exchange Offer.
Where appropriate, we have included in some of the answers below references to sections elsewhere in this offering document where you can find a more complete discussion of the same topic. We encourage you to carefully read this summary section and the remainder of this offering document. The Exchange Offer is made subject to the terms of this offering document and the election and withdrawal forms, as they may be amended.
GENERAL OVERVIEW OF THE EXCHANGE OFFER
Q: What is the purpose of the Exchange Offer?
A: We grant stock options to employees of Liberty Media Corporation and certain of its subsidiaries in an effort to recognize their contributions to our businesses and to align their interests with the future success of our respective businesses. Stock options for LINTA shares have been granted to employees of the Eligible Subsidiaries as the businesses and assets of those subsidiaries are attributed to our Liberty Interactive group, which the LINTA shares are intended to track.
Today, given the weakened economy and its impact on our stock price, most of the stock options for LINTA shares are “underwater,” which means that they have an exercise price that is higher (in some cases significantly higher) than the current market price of our LINTA shares. By participating in this Exchange Offer, you can exchange your Eligible Options for New Options that have a lower exercise price and, therefore, possibly greater value and appreciation potential. We believe this will create better incentives for the employees of the Eligible Subsidiaries to remain at those companies and contribute to achieving the long-term strategic and business objectives of the Eligible Subsidiaries. See “The Exchange Offer—Purpose of The Exchange Offer.”
Q: What stock options can I exchange for New Options in the Exchange Offer?
A: Only Eligible Options may be exchanged for New Options in the Exchange Offer. An Eligible Option is an outstanding stock option to purchase LINTA shares granted under a Liberty Plan prior to March 9, 2009, whether vested or unvested, with an exercise price greater than $7.00 per share and a term which expires after the Expiration Date. Outstanding stock options to purchase LINTA shares with exercise prices lower than $7.00 per share, or which are exercised, expire or terminate prior to the Expiration Date, may not be exchanged for New Options in the Exchange Offer. See “The Exchange Offer—Eligible Optionholders and Eligible Options.”
Q: Are any stock options not granted under a Liberty Plan considered Eligible Options?
A: No. Only outstanding stock options that have been granted under one of the Liberty Plans are considered Eligible Options. Consequently, stock options that Liberty might have (1) issued outside of one of the Liberty Plans or (2) assumed as a result of a merger or acquisition, ARE NOT considered Eligible Options.
Q: Are you making any recommendation regarding my participation in the Exchange Offer?
A: No. None of Liberty, our board of directors, QVC or BuySeasons is making any recommendation as to whether you should or should not participate in this Exchange Offer. Rather, we are providing information in this offering document to assist you in making your own informed decision. You should speak to your own outside legal counsel, accountant or financial advisor for further advice. No one from Liberty, QVC or BuySeasons is, or will be, authorized to provide you with additional information in this regard. You should read this entire document carefully, including the section “Risk Factors” which appears immediately after this Summary Term Sheet.
Q: What if I’m not sure of how many Eligible Options I have and what their exercise prices are?
A: You will receive a separate communication with a listing of your outstanding option grants, indicating which of those options are Eligible Options. This listing will include the grant date and exercise price for your options, as well as the number of outstanding options (vested and unvested) and the expiration date of your options. If you are an employee of QVC and you do not receive a listing of your options by March 18, 2009, please contact Nick Brecker (nick.brecker@qvc.com) to obtain your listing of options. If you are an employee of BuySeasons and you do not receive a listing of your options by March 18, 2009, please contact Daniel Haight (dan@buyseasons.com) to obtain your listing of options.
Q: How many New Options will I receive for my Eligible Options in the Exchange Offer?
A: The exchange ratio in the Exchange Offer is four-for-two, which means you will receive two New Options for every four Eligible Options that you exchange in the Exchange Offer. The two New Options will be identical, except that one will be a “Market Option” with an exercise price per share equal to the New Option Grant Date Fair Market Value, and the second option will be a “Premium Option” with an exercise price per share equal to the greater of (x) the New Option Grant Date Fair Market Value and (y) $6.00. We will calculate the number of Market Options and Premium Options you are to receive by dividing the number of Eligible Options you exchange, in the aggregate according to the Liberty Plan under which the Eligible Options were granted, by 4, and rounding any fractional New Option up to the nearest whole option.

For example, if you hold Eligible Options granted under the 2000 Plan to purchase, in the aggregate, 1,000 LINTA shares, you will receive the following:
•	Market Options to purchase 250 LINTA shares, with an exercise price per share equal to the New Option Grant Date Fair Market Value; and

•	Premium Options to purchase 250 LINTA shares, with an exercise price per share equal to the greater of (a) the New Option Grant Date Fair Market Value and (b) $6.00.
Each New Option will be granted under the Liberty Plan under which the Eligible Options exchanged therefor were granted, have a seven-year term and will be subject to a new vesting schedule as described below. See “The Exchange Offer—New Options.”
Q: Can I exchange only a portion of my Eligible Options?
A: No. To participate in the Exchange Offer you must exchange all of your Eligible Options for New Options. You may not elect to exchange only a portion of your Eligible Options.
Q: Will the vesting schedule for New Options be different than the vesting schedule for my Eligible Options?
A: Yes. The New Options will have an entirely new vesting schedule, regardless of whether the Eligible Options you exchange are partially or fully vested. Accordingly, you initially will not be vested in any of the New Options. Your vesting schedule will depend on whether you are employed by QVC or BuySeasons. If you are an employee of QVC, your New Options will vest semi-annually in equal amounts over four years and, assuming the New Options are granted on April 6, 2009, the first vesting date for your New Options will be October 6, 2009. If you are an employee of BuySeasons, your New Options will vest quarterly in equal amounts over four years and, assuming the New Options are granted on April 6, 2009, the first vesting date for your New Options will be July 6, 2009. In either case, vesting generally will be conditioned on your continued employment through each applicable vesting date. If your employment with QVC or BuySeasons terminates (for any reason or no reason) before all of your New Options vest, subject to certain exceptions, your unvested New Options will expire and may not be exercised. For information about the vesting of New Options, see “The Exchange Offer—Source and Amount of Consideration; Terms of New Options.”
Q: Why are you restarting the vesting period rather then keeping the same vesting schedule as my Eligible Options?
A: We have designed the Exchange Offer to create potential value for employees of Eligible Subsidiaries and to provide those subsidiaries with an important retention tool. To serve their purpose as a retention tool, each New Option will have a seven-year term and we are restarting the vesting period as described above.

Q: How long is the Exchange Offer open?
A: The Exchange Offer will be open during the Offering Period, which commenced on Monday, March 9, 2009 and ends at 11:59 p.m., Eastern Daylight Savings Time, on Friday, April 3, 2009, unless this period is extended by Liberty.
Q: Can Liberty extend the period the Exchange Offer is open?
A: Under federal securities law, the Exchange Offer is required to remain open for at least 20 business days. We may, in our discretion, extend the length of the Offering Period. If we extend the Offering Period, we will notify you about the new Expiration Date by issuing a press release, email or other form of communication disclosing the new Expiration Date no later than 9:00 a.m., Eastern Daylight Savings Time, on the next business day following the previously scheduled Expiration Date. We may also amend or, under certain circumstances, terminate the Exchange Offer prior to the Expiration Date. See “The Exchange Offer—Extension of Exchange Offer; Termination; Amendment” for more information.
Q: When would I receive my New Options?
A: All Eligible Options properly tendered into the Exchange Offer will be terminated, and all New Options will be granted, on the first business day after the Expiration Date for the Exchange Offer. Unless we extend the Expiration Date, this means all New Options will be granted on Monday, April 6, 2009.
Q: What happens if, after the New Option Grant Date, my New Options end up being “underwater”?
A: We can provide no assurance as to the possible price of our LINTA shares at any time in the future. We have no present plans or intention of offering employees of Eligible Subsidiaries another opportunity to exchange “underwater” options for new options in the future.
Q: Will the Exchange Offer affect my receipt of future awards of stock options?
A: Your participation in this Exchange Offer will not affect your eligibility to receive grants of stock options in the future. While we anticipate that we will continue to make periodic grants of stock options, you should recognize that all stock option grants are at the discretion of Liberty’s Compensation Committee and Incentive Plan Committee.
ELIGIBILITY TO PARTICIPATE IN THE EXCHANGE OFFER
Q: Who can participate in the Exchange Offer?
A: You are eligible if you meet ALL three of the following criteria:
•	You are an employee of QVC or BuySeasons on the date the Exchange Offer starts and you work and reside in the United States.

•	You hold one or more Eligible Options.

•	You continue to be an employee of QVC or BuySeasons on the Expiration Date (which is April 3, 2009, unless the Exchange Offer is extended or terminated).
See “The Exchange Offer—Eligible Optionholders and Eligible Options.”
Q: Is the Exchange Offer being made outside of the United States?
A: No. The Exchange Offer is only being made available to Eligible Optionholders who work and reside in the United States.
Q. Will I still be eligible to participate in the Exchange Offer if I am no longer employed by an Eligible Subsidiary on the Expiration Date?
A: No. If you are no longer employed by an Eligible Subsidiary on the Expiration Date (as it may be extended), you will no longer be eligible to participate in the Exchange Offer and any Eligible Options previously tendered by you for exchange will be withdrawn from the Exchange Offer.
For example, if you tender your Eligible Options into the Exchange Offer on March 10, 2009 and your employment at an Eligible Subsidiary ends on March 24, 2009, you will no longer be eligible to participate in the Exchange Offer, and your Eligible Options will be withdrawn and remain subject to their existing terms and conditions. See “The Exchange Offer—Eligible Optionholders and Eligible Options” for more information.
Q: What if I am on an authorized leave of absence or working as a part-time employee during the Offering Period?
A: If you are on an authorized leave of absence, you will still be able to participate in the Exchange Offer. If you exchange your Eligible Options while you are on an authorized leave of absence before the Expiration Date, you will be entitled to receive New Options on the New Option Grant Date as long as you meet the eligibility requirements described above. Part-time employees of QVC or BuySeasons are also eligible to participate in the Exchange Offer.
Q: What if I go to work at Liberty or at any one of its other majority-owned subsidiaries prior to the Expiration Date?
A: If you leave the employ of QVC or BuySeasons for any reason prior to the Expiration Date, you will no longer be eligible to participate in this Exchange Offer. However, your options will continue under their current terms, which provide that employment with Liberty or any of its majority-owned subsidiaries will satisfy the employment requirement for purposes of the vesting of your options on the applicable vesting dates.

HOW THE EXCHANGE OFFER WORKS
Q: What is the period during which I can exchange my Eligible Options?
A: The Exchange Offer will be open during the Offering Period, which commenced on Monday, March 9, 2009 and ends at 11:59 p.m., Eastern Daylight Savings Time, on Friday, April 3, 2009, unless this period is extended by Liberty.
Q: How long do I have to decide whether to participate in the Exchange Offer?
A: You may tender Eligible Options for exchange in the Exchange Offer at any time during the Offering Period, including during any extension of the Offering Period. The Offering Period commenced on March 9, 2009 and is scheduled to expire at 11:59 p.m., Eastern Daylight Savings Time, on April 3, 2009. Although we do not currently intend to do so, we may, in our sole discretion, extend the Offering Period at any time. If we extend the Exchange Offer, we will notify you about the new Expiration Date by issuing a press release, email or other form of communication disclosing the new Expiration Date no later than 9:00 a.m., Eastern Daylight Savings Time, on the next business day following the previously scheduled Expiration Date. See “The Exchange Offer—Extension of Exchange Offer; Termination; Amendment” for more information.
Q: How do I tender my Eligible Options in the Exchange Offer?
A: Accompanying this offering document is an election form that you can use to participate in the Exchange Offer. To submit an election form, you must:
•	In the case of employees of QVC, complete and sign the election form and (1) email a scanned or PDF copy to nick.brecker@qvc.com, (2) fax a scanned or PDF copy to Nick Brecker at 484-701-8301, or (3) deliver or send your completed and signed election form by hand, registered mail or courier to: QVC, Inc., Attn: Nick Brecker, 1200 Wilson Drive, West Chester, PA 19380.

•	In the case of employees of BuySeasons, complete and sign the election form and (1) email a scanned or PDF copy to dkarst@buyseasons.com, (2) fax a scanned or PDF copy to David Karst at 262-901-3333, or (3) deliver or send your completed and signed election form by hand, registered mail or courier to: BuySeasons, Inc., Attn: David Karst, 5915 S. Moorland Road, New Berlin, WI 53151.
No matter how you submit your election form, it is your responsibility to ensure that it is received by the designated person indicated above by or before the Expiration Date. We do not intend to confirm receipt of election forms. See “The Exchange Offer—Procedure for Tendering Eligible Options” for more information.
The submission of an election form does not mean your Eligible Options are then accepted for Exchange. Liberty expects to accept all properly tendered Eligible Options at the end of the Offering Period, subject to Liberty’s right to extend, amend, withdraw, or terminate the Exchange Offer. See “The Exchange Offer—Procedure for Tendering Eligible Options.”

Q: Do I need to return the stock option agreements relating to my Eligible Options?
A: No. If you wish to participate in the Exchange Offer, you do not need to return your stock option agreements relating to your Eligible Options. They will be automatically canceled if we exchange your Eligible Options for New Options.
Q: May I change my mind after I tender my Eligible Options into the Exchange Offer?
A: Yes. You may change your mind and withdraw your Eligible Options from the Exchange Offer at any time prior to the Expiration Date. You may also re-tender previously withdrawn Eligible Options at any time prior to the Expiration Date. While you may change your mind as many times as you wish, you will be bound by the last properly submitted election form or withdrawal form we receive before the end of the Offering Period. If we extend the Expiration Date, you may submit an election form or withdrawal form at any time until the extended offer expires.
Accompanying this offering document is a withdrawal form that you can use to withdraw Eligible Options previously tendered into the Exchange Offer. To submit a withdrawal form, you must:
•	In the case of employees of QVC, complete and sign the withdrawal form and (1) email a scanned or PDF copy to nick.brecker@qvc.com, (2) fax a scanned or PDF copy to Nick Brecker at 484-701-8301, or (3) deliver or send your completed and signed withdrawal form by hand, registered mail or courier to: QVC, Inc., Attn: Nick Brecker, 1200 Wilson Drive, West Chester, PA 19380.

•	In the case of employees of BuySeasons, complete and sign the withdrawal form and (1) email a scanned or PDF copy to dkarst@buyseasons.com, (2) fax a scanned or PDF copy to David Karst at 262-901-3333, or (3) deliver or send your completed and signed withdrawal form by hand, registered mail or courier to: BuySeasons, Inc., Attn: David Karst, 5915 S. Moorland Road, New Berlin, WI 53151.
No matter how you submit your withdrawal form, it is your responsibility to ensure that it is received by the designated person indicated above by or before the Expiration Date. We do not intend to confirm receipt of withdrawal forms. See “The Exchange Offer—Withdrawal Rights” for more information.
Q: Are there any differences between the New Options and my previously granted Eligible Options?
A: Yes. Each New Option will differ from your Eligible Options in the following ways:
First, for every four Eligible Options that you exchange, you will receive one Market Option and one Premium Option. The Market Option will have an exercise price per share equal to the New Option Grant Date Fair Market Value. The Premium Option will have an exercise price per share equal to the greater of (i) the New Option Grant Date Fair Market Value and (ii) $6.00.

Second, each New Option will have a new term of seven years.
Third, regardless of whether your Eligible Options are partially or fully vested, each New Option will have a new vesting schedule as follows:
•	If you are an employee of QVC, your New Options will vest semi-annually in equal amounts over four years.

•	If you are an employee of BuySeasons, your New Option will vest quarterly in equal amounts over four years.
None of the New Options will be vested on the New Option Grant Date. Generally, vesting in the New Options is conditioned on your continued employment with QVC or BuySeasons through each applicable vesting date. For more information, see “The Exchange Offer—Source and Amount of Consideration; Terms of New Options.”
Fourth, each New Option will terminate at the close of business on the business day following the 90th day after your employment with an Eligible Subsidiary is terminated “without cause” (as defined in the applicable stock option agreement). Certain Eligible Options have a longer termination period if the Eligible Optionholder’s employment with an Eligible Subsidiary is terminated “without cause”. If you hold any Eligible Options with such special termination terms, and your Eligible Options are accepted by us in this Exchange Offer, you will forfeit this right.
For more information, see “The Exchange Offer—Source and Amount of Consideration; Terms of New Options” and “The Exchange Offer—Material United States Tax Consequences.”
Q: Does the Exchange Offer include both vested and unvested options?
A: Yes, to participate in the Exchange Offer you must tender for exchange all of your Eligible Options including vested and unvested options. If you have exercised an option or do so before the Expiration Date, it is no longer outstanding and therefore is no longer an Eligible Option.
Q: Do I have to participate in the Exchange Offer?
A: No. Your participation in the Exchange Offer is completely voluntary.
Q: What happens to my Eligible Options if I elect not to participate in the Exchange Offer?
A: The Exchange Offer will have no effect on your Eligible Options if you elect not to participate in the Exchange Offer. If you choose not to participate, you will keep any Eligible Options, you will not receive any New Options under the Exchange Offer, and no changes will be made to the terms of your Eligible Options as a result of the Exchange Offer.

Q: If I exchange my Eligible Options for New Options, am I giving up my rights to the Eligible Options?
A: Yes. Your Eligible Options will be canceled and replaced with the New Options.
Q: Can I exchange the remaining options under a stock option agreement that I have already partially exercised?
A: Yes. If you previously partially exercised options under a stock option agreement, you may elect to exchange the remaining unexercised Eligible Options under the Exchange Offer. The exercised options are no longer outstanding, and are not eligible to be exchanged in this Exchange Offer.
Q: Are there any conditions to this Exchange Offer?
A: Yes. The completion of the Exchange Offer is subject to a number of customary conditions that are described under “The Exchange Offer—Conditions of The Exchange Offer.” If any of the conditions listed in that section are not satisfied, we will not be obligated to accept and exchange tendered Eligible Options, although we may do so at our discretion.
Q: Who can I talk to if I have questions about the Exchange Offer?
A: If you are employed by QVC, you should direct your questions to Larry Hayes (484-701-8192; larry.hayes@qvc.com) or Nick Brecker (484-701-3988; nick.brecker @qvc.com).
If you are employed by BuySeasons, you should direct your questions to Dan Haight (262-901-2000 ext. 110; dan@buyseasons.com) or David Karst (262-901-2000 ext. 257; dkarst@buyseasons.com).
TAX QUESTIONS
Q: Will I owe taxes if I exchange my Eligible Options in the Exchange Offer?
A: Based on current U.S. law, you will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange on the New Option Grant Date. However, as is the case with your existing options, you generally will have taxable income upon exercise of your New Options in an amount equal to the difference between (i) the fair market value of the shares acquired on the date of exercise and (ii) the exercise price paid, at which time there generally will be a tax withholding obligation. We will require that you satisfy the applicable tax withholding requirements through payroll withholding, by withholding proceeds received upon sale of the underlying LINTA shares through a sell-to-cover arrangement, or otherwise, as is done with existing options. You may also have taxable income when you sell the shares issued upon exercise of the New Options.
You should consult with your tax advisor to determine the personal tax consequences to you of participating in the Exchange Offer. If you are an Eligible Optionholder who is subject to the tax laws of a country other than the U.S. or of more than one country, you should be aware that there may be additional or different tax consequences that may apply to you.

TIMELINE FOR THE EXCHANGE OFFER
Q: What is the expected timeline of the Exchange Offer?
A: We currently expect the timeline of the Exchange Offer to be:

•	March 9, 2009:	Offering Period begins

•	April 3, 2009:	Offering Period ends at 11:59 p.m., Eastern Daylight Savings Time (this date may change at Liberty’s discretion)

•	April 6, 2009:	Exercise price of New Options is determined based on the last reported sale price per share of LINTA on The Nasdaq Global Select Market (this date may change at Liberty’s discretion)

RISK FACTORS
     Participation in this Exchange Offer involves a number of potential risks and uncertainties, including those described below. These risk factors and those set forth under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC, highlight the material risks of participating in this Exchange Offer and of investing in our company and the LINTA shares. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors as necessary before deciding whether to participate in this Exchange Offer.
Risks Related to Participation in the Exchange Offer
     New Options will vest over time. If you elect to participate in this Exchange Offer, you will lose any vesting you have in your Eligible Options. Each New Option will have a term of seven years, and your vesting will start over again. Each New Option will have a new vesting schedule of four years, with semi-annual vesting in equal amounts if you are a QVC employee and quarterly vesting in equal amounts if you are an employee of BuySeasons. If you cease to be employed by an Eligible Subsidiary, you will forfeit that portion of your New Options that are unvested at that time, except in certain limited exceptions.
     The new stock option agreement may have different terms than your current stock option agreement. If you elect to participate in this Exchange Offer, the New Options granted in exchange for your tendered Eligible Options will terminate at the close of business on the business day following the 90th day after your employment with an Eligible Subsidiary is terminated “without cause” (as defined in the applicable stock option agreement). Under the terms of existing stock option agreements for certain Eligible Options, if the employee’s employment is terminated “without cause”, then the vested Eligible Options covered by the agreement will terminate at the end of a special termination period, which is generally equal to 90 days plus 180 days for each year of service of the employee with the Eligible Subsidiary. If you hold any Eligible Options with this special termination period provision, and your Eligible Options are accepted by us in this Exchange Offer, you will forfeit this right. If you are terminated “without cause” before the end of the term of your New Options, the vested portion will terminate at the close of business on the business day following the 90th day after you are terminated by an Eligible Subsidiary without cause. Like Eligible Options, the unvested portion of your New Options will be forfeited upon termination of your employment, except in certain limited circumstances.
     Depending on how LINTA trades in the future, the New Options could be worth less than the options you currently hold. If you participate in the Exchange Offer, you will receive half as many New Options as the number of Eligible Options you surrender for exchange. For example, if you hold 100 Eligible Options and participate in the Exchange Offer, you will receive back 50 New Options. Even though the exercise price of the New Options will be priced lower than that of your Eligible Options, due to the fewer number of options you receive in the Exchange Offer there is a trading price to which LINTA might rise in the future (the “cross-over price”) that would result in your being better off keeping your Eligible Options. Your cross-over price depends upon the exercise price of your Eligible Options and the new exercise price of your New

Options. The exercise price of the New Options will depend on the closing sale price of LINTA on the Nasdaq Global Select Market on the New Option Grant Date.
     For example, if the closing sale price of LINTA on the New Option Grant Date is the same price as the closing sale price of LINTA on March 3, 2009 (the most recent practical date before we mailed this offering document), then each Market Option will have an exercise price of $2.86 per share and each Premium Option will have an exercise price of $6.00 per share. If an Eligible Optionholder currently holds Eligible Options with an exercise price of $13.69 per share (which is the lowest exercise price of any Eligible Option), the value of the New Options received by that optionholder in the Exchange Offer (assuming the foregoing exercise prices) would be worth less than the Eligible Options exchanged therefor were the trading price of LINTA to reach $22.96 per share or more (an increase of 703% or more) before the Eligible Options expire. If the aggregate exercise price of the Market Option and the Premium Option were to be higher than that used in the foregoing example, the actual cross-over price would be lower; and if the aggregate exercise price is lower, then the actual cross-over price would be higher than in the example.
     The LINTA stock price could be affected by any number of factors in the future. For example, the stock price could be significantly affected by a sale, exchange or split-off of assets attributed to the Liberty Interactive group, a merger involving Liberty or another extraordinary transaction. Under our mergers and acquisitions strategy, our management and board of directors from time to time review possible acquisitions, divestitures and other potential transactions in their ongoing efforts to increase value for our shareholders.
     There are possible adverse tax consequences. The tax consequences of the Exchange Offer to you may depend on your personal circumstances. We recommend that all Eligible Optionholders who are considering exchanging their Eligible Options meet with their own tax advisors with respect to the local, state, federal, and foreign tax consequences of participating in this Exchange Offer. See “The Exchange Offer—Material United States Tax Consequences” for a summary of the tax impacts of this Exchange Offer.
Risks Relating to the Ownership of Liberty Interactive Common Stock due to our Tracking Stock Capitalization
     We own interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: the Liberty Interactive group, the Liberty Entertainment group and the Liberty Capital group. For more information regarding our businesses and each tracking stock group, please see “The Exchange Offer—Information Concerning Us; Financial Information.” The Eligible Options and the New Options are exercisable for shares of our Series A Liberty Interactive common stock, which is intended to reflect or “track” the economic performance of our Liberty Interactive group. Both QVC and BuySeasons are attributed to that group.
     The risks described below apply to the ownership of our LINTA shares due to our tracking stock capitalization.

     Holders of LINTA are common stockholders of our company and are, therefore, subject to risks associated with an investment in our company as a whole. Even though we have attributed, for financial reporting purposes, all of our consolidated assets, liabilities, revenue, expenses and cash flows to each of the Interactive group, the Entertainment group and the Capital group in order to prepare the separate financial statement schedules for each of those groups, we retain legal title to all of our assets; and our capitalization does not limit our legal responsibility, or that of our subsidiaries, for the liabilities included in any set of financial statement schedules. Holders of LINTA do not have any legal rights related to specific assets attributed to the Interactive group and, in any liquidation, holders of LINTA are entitled to receive a pro rata share of our available net assets based on their respective numbers of liquidation units as set forth in our restated certificate of incorporation.
     We could be required to use assets attributed to one group to pay liabilities attributed to another group or groups. The assets attributed to one group are potentially subject to the liabilities attributed to the other groups, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other group(s). While our current management and allocation policies provide that transfers of assets between groups will result in the creation of an inter-group loan or an inter-group interest, no provision of our restated charter prevents us from satisfying liabilities of the Entertainment group or the Capital group with assets of the Interactive group, and our creditors will not in any way be limited by our tracking stock capitalization from proceeding against any assets they could have proceeded against if we did not have a tracking stock capitalization.
     The market price of LINTA may not reflect the performance of the Interactive group as we intend. We cannot assure you that the market price of LINTA will, in fact, reflect the performance of the group of businesses, assets and liabilities attributed to the Interactive group. Holders of LINTA are common stockholders of our company as a whole and, as such, are subject to all risks associated with an investment in our company and all of our businesses, assets and liabilities. As a result, the market price of LINTA may simply reflect the performance of our company as a whole or may more independently reflect the performance of some or all of the group of assets attributed to the Interactive group. In addition, investors may discount the value of LINTA because it is part of a common enterprise rather than a stand-alone entity.
     The market price of LINTA may be volatile, could fluctuate substantially and could be affected by factors that do not affect traditional common stock. The market prices of LINTA may be materially affected by, among other things:
•	actual or anticipated fluctuations in the Interactive group’s operating results or in the operating results of the particular companies attributable to the Interactive group;

•	potential acquisition activity by our company or the companies in which we invest;

•	issuances of debt or equity securities to raise capital by our company or the companies in which we invest and the manner in which that debt or the proceeds of an equity issuance are attributed to each of the groups;

•	changes in financial estimates by securities analysts regarding Liberty Interactive common stock or the companies attributable to the Interactive group;

•	the complex nature and the potential difficulties investors may have in understanding the terms of Liberty Interactive common stock, as well as concerns regarding the possible effect of certain of those terms on an investment in the stock relating to the Interactive group; and

•	general market conditions.
     The market value of LINTA could be adversely affected by events involving the assets and businesses attributed to any one of our tracking stock groups. Because we are the issuer of Liberty Interactive common stock, Liberty Entertainment common stock and Liberty Capital common stock, an adverse market reaction to events relating to the assets and businesses attributed to the Entertainment or Capital groups, such as earnings announcements or announcements of new products or services, acquisitions or dispositions that the market does not view favorably, may cause an adverse reaction to the Liberty Interactive common stock. This could occur even if the triggering event is not material to us as a whole. In addition, the incurrence of significant indebtedness by us or any of our subsidiaries on behalf of the Entertainment group or the Capital group, including indebtedness incurred or assumed in connection with acquisitions of or investments in businesses, could affect our credit rating and that of our subsidiaries and, therefore, could increase the borrowing costs of businesses attributable to the Interactive group or the borrowing costs of our company as a whole.
     We may not pay dividends equally or at all on Liberty Interactive common stock, Liberty Capital common stock or Liberty Entertainment common stock. We do not presently intend to pay cash dividends on Liberty Interactive common stock, Liberty Capital common stock or Liberty Entertainment common stock for the foreseeable future. However, we will have the right to pay dividends on the shares of common stock of each group in equal or unequal amounts, and we may pay dividends on the shares of common stock of one group and not pay dividends on shares of common stock of one or both of the other groups. In addition, any dividends or distributions on, or repurchases of, shares relating to any group will reduce our assets legally available to be paid as dividends on the shares relating to the other groups.
     Our tracking stock capital structure could create conflicts of interest, and our board of directors may make decisions that could adversely affect only some holders of our common stock. Our tracking stock capital structure could give rise to occasions when the interests of holders of stock of one group might diverge or appear to diverge from the interests of holders of stock of one or both of the other groups. In addition, given the nature of their businesses, there may be inherent conflicts of interests between the Interactive group, the Entertainment group and the Capital group. Our officers and directors owe fiduciary duties to all of our stockholders. The fiduciary duties owed by such officers and directors are to our company as a whole, and decisions deemed to be in the best interest of our company may not be in the best interest of a particular group when considered independently. Examples include:
•	decisions as to the terms of any business relationships that may be created between and among the Interactive group, the Capital group and/or the

Entertainment group or the terms of any transfers of assets between or among the groups;

•	decisions as to the allocation of consideration among the holders of Liberty Interactive common stock, Liberty Capital common stock and/or Liberty Entertainment common stock, or among the series of stocks relating to any of our groups, to be received in connection with a merger involving our company;

•	decisions as to the allocation of corporate opportunities among the groups, especially where the opportunities might meet the strategic business objectives of more than one group;

•	decisions as to operational and financial matters that could be considered detrimental to some groups but beneficial to others;

•	decisions as to the conversion of shares of common stock of one group into shares of common stock of another;

•	decisions regarding the creation of, and, if created, the subsequent increase or decrease of any inter-group interest that one group may own in another group;

•	decisions as to the internal or external financing attributable to business or assets attributed to any of our groups;

•	decisions as to the dispositions of assets of any of our groups; and

•	decisions as to the payment of dividends on the stock relating to any of our groups.
     In addition, if directors own disproportionate interests (in percentage or value terms) in Liberty Interactive common stock, Liberty Capital common stock or Liberty Entertainment common stock, that disparity could create or appear to create conflicts of interest when they are faced with decisions that could have different implications for the holders of Liberty Interactive common stock, Liberty Capital common stock or Liberty Entertainment common stock.
     Other than pursuant to our stated management and allocation policies, we have not adopted any specific procedures for consideration of matters involving a divergence of interests among holders of shares of stock relating to our different groups, or among holders of different series of stock relating to a specific group. Rather than develop additional specific procedures in advance, our board of directors intends to exercise its judgment from time to time, depending on the circumstances, as to how best to:
•	obtain information regarding the divergence (or potential divergence) of interests;

•	determine under what circumstances to seek the assistance of outside advisers;

•	determine whether a committee of our board of directors should be appointed to address a specific matter and the appropriate members of that committee; and

•	assess what is in our best interests and the best interests of all of our stockholders.
     Our board of directors believes the advantage of retaining flexibility in determining how to fulfill its responsibilities in any such circumstances as they may arise outweighs any perceived advantages of adopting additional specific procedures in advance.
     Our board of directors may change the management and allocation policies to the detriment of any group without stockholder approval. Our board of directors has adopted certain management and allocation policies to serve as guidelines in making decisions regarding the relationships between and among the Interactive group, the Entertainment group and the Capital group with respect to matters such as tax liabilities and benefits, inter-group loans, inter-group interests, attribution of assets acquired after the restructuring of a group, financing alternatives, corporate opportunities and similar items. These policies are not included in Liberty’s restated certificate of incorporation. Our board of directors may at any time change or make exceptions to these policies. Because these policies relate to matters concerning the day to day management of our company as opposed to significant corporate actions, such as a merger involving our company or a sale of substantially all of our assets, no stockholder approval is required with respect to their adoption or amendment. A decision to change, or make exceptions to, these policies or adopt additional policies could disadvantage one or more groups while advantaging the other(s).
     Holders of shares of LINTA may not have any remedies if any action by our directors or officers has an adverse effect on only that series of our common stock. Principles of Delaware law and the provisions of our restated certificate of incorporation may protect decisions of our board of directors that have a disparate impact upon holders of shares of LINTA. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of our stockholders, regardless of the stock, or series, they hold. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all common stockholders and does not have separate or additional duties to any subset of stockholders. Recent judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. The business judgment rule generally provides that a director or officer of our company may be deemed to have satisfied his or her fiduciary duties to our company if that person acts in a manner he or she believes in good faith to be in the best interests of our company as a whole, and not of any single group of our stockholders. As a result, in some circumstances, our directors or officers may be required to make a decision that is viewed as adverse to the holders of shares of LINTA. Therefore, under the principles of Delaware law referred to above and the business judgment rule, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the holders of LINTA if a majority of our board of directors is disinterested, independent and adequately informed with respect to decisions of the board and acts in good faith and in the honest belief that the board is acting in the best interest of all of our stockholders.

     Stockholders will not vote on how to attribute consideration received in connection with a merger involving our company among holders of Liberty Interactive common stock, Liberty Entertainment common stock and Liberty Capital common stock. Our restated certificate of incorporation does not contain any provisions governing how consideration received in connection with a merger or consolidation involving our company is to be attributed to the holders of Liberty Interactive common stock, holders of Liberty Capital common stock and holders of Liberty Entertainment common stock or to the holders of different series of stock, and the holders of Liberty Interactive common stock will not have a separate class vote in the event of such a merger or consolidation. Consistent with applicable principles of Delaware law, our board of directors will seek to divide the type and amount of consideration received in a merger or consolidation involving our company among holders of Liberty Interactive common stock, Liberty Entertainment common stock and Liberty Capital common stock in a fair manner. As the different ways the board of directors may divide the consideration between holders of stock relating to the different groups, and among holders of different series of a particular stock, might have materially different results, the consideration to be received by holders of Liberty Interactive common stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if they had a separate class vote on such merger or consolidation.
     We may dispose of assets of the Liberty Interactive group without your approval. Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of our company taken as a whole, and our restated certificate of incorporation does not require a separate class vote in the case of a sale of a significant amount of assets of any of our groups. As long as the assets attributed to the Interactive group proposed to be disposed of represent less than substantially all of our assets, we may approve sales and other dispositions of any amount of the assets of such group without any stockholder approval. Based on the composition of the Interactive group, we believe that a sale of all or substantially all of the assets of the Interactive group, on a stand alone basis, would not be considered a sale of substantially all of the assets of our company requiring stockholder approval.
     If we dispose of all or substantially all of the assets of the Interactive group (which means, for this purpose, assets representing 80% of the fair market value of the total assets of the Interactive group, as determined by our board of directors), we would be required, if the disposition is not an exempt disposition under the terms of our restated certificate of incorporation, to choose one or more of the following three alternatives:
•	declare and pay a dividend on Liberty Interactive common stock;

•	redeem shares of Liberty Interactive common stock in exchange for cash, securities or other property; and/or

•	convert all of the outstanding shares of Liberty Interactive common stock into common stock of one of the other groups.
     In this type of a transaction, holders of Liberty Interactive common stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the Interactive group.

     Our board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of Liberty Interactive common stock.
     Holders of LINTA may receive less consideration upon a sale of the assets attributed to the Interactive group than if the Interactive group were a separate company. If the Interactive Group were a separate, independent company and its shares were acquired by another person, certain costs of that sale, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of a separate, independent company with the same assets might receive a greater amount of proceeds than the holders of LINTA would receive upon a sale of all or substantially all of the assets of the Interactive group. In addition, we cannot assure you that in the event of such a sale the per share consideration to be paid to holders of LINTA will be equal to or more than the per share value of that share of stock prior to or after the announcement of a sale of all or substantially all of the assets of the Interactive group.
     If we sell all or substantially all of the assets attributed to the Interactive group, our board of directors may take actions with respect to the shares of Liberty Interactive common stock which could result in a loss of value for stockholders. We have the right to dispose of the assets of the Interactive group, in whole or in part. If we dispose of all or substantially all of the assets of the Interactive group, then our board of directors can decide to: (i) dividend an amount equal to the net proceeds to holders of Liberty Interactive common stock, on a pro rata basis; (ii) convert the shares of Liberty Interactive common stock into shares of the other groups’ common stock at a ratio of 110% of the market price of the Liberty Interactive common stock divided by 100% of the market price of the common stock of the group into which shares are converted; (iii) redeem shares of Liberty Interactive common stock for cash, securities or other assets with a fair value equal to such net proceeds; or (iv) do a combination of the foregoing. There is no requirement that the action taken by the board of directors be tax-free to the holders of the shares of Liberty Interactive common stock. In any of the foregoing cases, stockholders could suffer a loss in the value of their investment in our company.
     Our board of directors may in its sole discretion elect to convert the Liberty Interactive common stock into common stock relating to one of our other groups, thereby changing the nature of your investment and possibly diluting your economic interest in our company, which could result in a loss in value to you. Our restated certificate of incorporation permits our board of directors, in its sole discretion, to convert all of the outstanding shares of Liberty Interactive common stock into shares of common stock of any of our other groups. A conversion would preclude the holders of stock in both groups involved in such conversion from retaining their investment in a security that is intended to reflect separately the performance of the relevant group. We cannot predict the impact on the market value of LINTA of (1) our board of directors’ ability to effect any such conversion or (2) the exercise of this conversion right by our company. In addition, our board of directors may effect such a conversion at a time or in a manner that could cause the stockholders of the Interactive group to be disadvantaged.
     Holders of Liberty Interactive common stock, Liberty Entertainment common stock and Liberty Capital common stock vote together and have limited separate voting rights. Holders of Liberty Interactive common stock, Liberty Entertainment common stock and Liberty Capital common stock vote together as a single class, except in certain limited circumstances prescribed by our restated certificate of incorporation and under Delaware law. Each share of Series B common stock of each group has ten votes per share, and each share of Series A common stock of each group has one vote per share. Holders of Series C common stock of any group have no voting rights, other than those required under Delaware law. When holders of Liberty Interactive common stock, Liberty Entertainment common stock and Liberty Capital common stock vote together as a single class, holders having a majority of the votes will be in a position to control the outcome of the vote even if the matter involves a conflict of interest among our stockholders or has a greater impact on one group than the other.
     Our capital structure as well as the fact that the Interactive group is not an independent company may inhibit or prevent acquisition bids for the Interactive group. If the Interactive group were a separate independent company, any person interested in acquiring the Interactive group without negotiating with management could seek control of that group by obtaining control of its outstanding voting stock, by means of a tender offer, or by means of a proxy contest. Although we intend Liberty Interactive common stock to reflect the separate economic performance of the Interactive group, the Interactive group is not a separate entity and a person interested in acquiring that group, or any business attributed to that group, without negotiation with our management could obtain control of the Interactive group only by obtaining control of a majority in voting power of all of the outstanding shares of common stock of our company. The existence of shares of common stock, and different series of shares, relating to different groups could present complexities and in certain circumstances pose obstacles, financial and otherwise, to an acquiring person that are not present in companies which do not have capital structures similar to ours.
     Changes in the tax law or in the interpretation of current tax law may result in the cessation of the future issuance of shares of Liberty Interactive common stock or our conversion of the Liberty Interactive common stock into stock intended to track the performance of another group. If, due to a change in tax law or a change in the interpretation of current tax law, there are adverse tax consequences resulting from the issuance of Liberty Interactive common stock it is possible that we would not issue additional shares of Liberty Interactive common stock even if we would otherwise choose to do so. This possibility could affect the value of Liberty Interactive common stock then outstanding and our ability to use our stock as acquisition currency or to raise funds in the capital markets. In addition, we may elect to convert the Liberty Interactive common stock into stock intended to track the performance of the Entertainment group or the Capital group, thereby changing the nature of your investment, which could result in a loss in value.
     It may be difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders. Certain provisions of our restated certificate of incorporation and bylaws may discourage, delay or prevent a change in control of our company that a stockholder may consider favorable. These provisions include:
•	authorizing a capital structure with multiple series of common stock, a Series B common stock of each group that entitles the holders to ten votes per share, a Series A common stock of each group that entitles the holder to one vote per share, and a Series C common stock of each group that except as otherwise required by applicable law, entitles the holder to no voting rights;

•	authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

•	classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

•	limiting who may call special meetings of stockholders;

•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the stockholders; and

•	establishing advance notice requirements for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.
     Our chairman, John C. Malone, has the power to direct approximately 34% of the aggregate voting power in our company, due to his voting control of approximately 92% of the outstanding shares of Series B Liberty Capital common stock, 92% of the outstanding shares of Series B Liberty Interactive common stock and approximately 91% of the outstanding shares of Series B Liberty Entertainment common stock.
Factors Relating to our Company and the Interactive Group
     The risks described below apply to our company and to the businesses and assets attributable to the Interactive Group generally.
     The historical financial information of the Interactive group may not necessarily reflect its results as separate company. One of the reasons for the creation of a tracking stock is to permit equity investors to apply more specific criteria in valuing the shares of a particular group, such as comparisons of earnings multiples with those of other companies in the same business sector. In valuing shares of LINTA investors should recognize that the historical financial information of the Interactive group has been extracted from our consolidated financial statements and may not necessarily reflect what the Interactive group’s results of operations, financial condition and cash flows would have been had the Interactive group been a separate, stand-alone entity pursuing an independent strategy during the periods presented.
     We do not have the right to manage our business affiliates, which means we are not able to cause those affiliates to operate in a manner that is favorable to us. We do not have the right to manage the businesses or affairs of any of our business affiliates (generally those companies in which we have less than a majority voting stake) attributed to the Interactive group. Rather, our rights may take the form of representation on the board of directors or a partners’ or similar committee that supervises management or possession of veto rights over significant or extraordinary actions. The scope of our veto rights vary from agreement to agreement. Although our board representation and veto rights may enable us to exercise influence over the management or policies of a business affiliate, enable us to prevent the sale of material assets by a business affiliate in which we own less than a majority voting interest or prevent us from paying dividends or making distributions to our stockholders or partners, they will not enable us to cause these actions to be taken.
     The liquidity and value of our interests in our business affiliates may be affected by market conditions beyond our control that could cause us to record losses for declines in the market value of our available for sale securities. Included among the assets attributable to the Interactive group are equity interests in one or more publicly-traded companies which are accounted for as available for sale securities. The value of these interests may be affected by economic and market conditions that are beyond our control. We record the majority of our available for sale securities at fair value and any changes in fair value are reflected in our consolidated financial statements as realized gains or losses. In addition, our ability to liquidate these interests without adversely affecting their value may be limited.
     A substantial portion of the consolidated debt attributed to each group is held above the operating subsidiary level, and we could be unable in the future to obtain cash in amounts sufficient to service that debt and our other financial obligations. As of December 31, 2008, our wholly-owned subsidiary Liberty Media LLC had $5.7 billion principal amount of publicly-traded debt outstanding. Liberty Media LLC is a holding company for all of our subsidiaries and investments. In addition, we have $1,375 million of bank debt that is held above the operating subsidiary level. Our ability to meet the financial obligations of Liberty Media LLC and our other financial obligations will depend on our ability to access cash. Our sources of cash include our available cash balances, net cash from operating activities, dividends and interest from our investments, availability under credit facilities at the operating subsidiary level, monetization of our public investment portfolio and proceeds from asset sales. There are no assurances that we will maintain the amounts of cash, cash equivalents or marketable securities that we maintained over the past few years. The ability of our operating subsidiaries to pay dividends or to make other payments or advances to us or Liberty Media LLC depends on their individual operating results and any statutory, regulatory or contractual restrictions to which they may be or may become subject. Some of our subsidiaries are subject to loan agreements that restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to stockholders and partners. Neither we nor Liberty Media LLC will generally receive cash, in the form of dividends, loans, advances or otherwise, from our business affiliates. In this regard, we will not have sufficient voting control over most of our business affiliates to cause those companies to pay dividends or make other payments or advances to their partners or stockholders, including our company or Liberty Media LLC.
     Rapid technological advances could render the products and services offered by our Interactive groups’ subsidiaries and business affiliates obsolete or non-competitive. The subsidiaries and business affiliates attributed to the Interactive group must stay abreast of rapidly evolving technological developments and offerings to remain competitive and increase the utility of their services. These subsidiaries and business affiliates must be able to incorporate new technologies into their products in order to address the needs of their customers. There can be no assurances that they will be able to compete with advancing technology, and any failure to do so may adversely affect the Interactive group.

     Certain of our subsidiaries and business affiliates depend on their relationships with third party distribution channels, suppliers and advertisers and any adverse changes in these relationships could adversely affect our results of operations and those attributed to the Interactive group. An important component of the success of our subsidiaries and business affiliates is their ability to maintain their existing, as well as build new, relationships with third party distribution channels, suppliers and advertisers, among other parties. Adverse changes in existing relationships or the inability to enter into new arrangements with these parties on favorable terms, if at all, could have a significant adverse effect on our results of operations and those attributed to the Interactive group.
     Adverse events or trends in the industries in which the subsidiaries and business affiliates attributed to the Interactive group operate could harm that group. In general, the subsidiaries and business affiliates in our Interactive group are sensitive to trends and events that are outside their control. For example, adverse trends or events, such as general economic or market downturns, decreases in consumer spending and natural or other disasters, among other adverse events and trends, could have a significantly negative impact on the Interactive group.
     The subsidiaries and business affiliates attributable to the Interactive group are subject to risks of adverse government regulation. Programming services, cable television systems, the Internet, telephony services, direct-to-home satellite services and satellite carriers are subject to varying degrees of regulation in the United States by the Federal Communications Commission and other entities and in foreign countries by similar regulators. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. The application of various sales and use tax provisions under state, local and foreign law to certain of our subsidiaries’ and business affiliates’ products and services sold via the Internet, television and telephone is subject to interpretation by the applicable taxing authorities, and no assurance can be given that such authorities will not take a contrary position to that taken by those subsidiaries and business affiliates, which could have a material adverse effect on their business. In addition, there have been numerous attempts at the federal, state and local levels to impose additional taxes on online commerce transactions. Moreover, substantially every foreign country in which our subsidiaries or business affiliates have, or may in the future make, an investment regulates, in varying degrees, the distribution, content and ownership of programming services and foreign investment in programming companies and wireline and wireless cable communications, satellite and telephony services and the Internet. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the businesses and assets attributed to the Interactive group will not be adversely affected by future legislation, new regulation or deregulation.
     The success of certain of the Interactive group’s subsidiaries and business affiliates whose businesses involve the Internet depends on maintaining the integrity of their systems and infrastructure. A fundamental requirement for online commerce and communications is the secure transmission of confidential information, such as credit card numbers or other personal information, over public networks. If the security measures of any of our subsidiaries or business affiliates engaged in online commerce were to be compromised, it could have a detrimental effect on their reputation and adversely affect their ability to attract customers.

     Computer viruses transmitted over the Internet have significantly increased in recent years, thereby increasing the possibility of disabling attacks on and damage to websites of our subsidiaries and business affiliates whose businesses are dependent on the Internet. In addition, certain of the subsidiaries and business affiliates attributed to the Interactive group rely on third-party computer systems and service providers to facilitate and process a portion of their transactions. Any interruptions, outages or delays in these services, or a deterioration in their performance, could impair the ability of these subsidiaries and business affiliates to process transactions for their customers and the quality of service they can offer to them.
     Increased programming and content costs may adversely affect profits. Subsidiaries and business affiliates attributable to the Interactive group, in particular QVC and HSN, produce programming and incur costs for all types of creative talent including actors, writers and producers. An increase in the costs of programming may lead to decreased profitability.
     Weakening economic conditions may reduce consumer demand for our products and services. The current economic downturn in the United States and in other regions of the world in which our subsidiaries and affiliates attributed to the Interactive group operate could adversely affect demand for their products and services. A substantial portion of the revenue attributed to the Interactive Group is derived from discretionary spending by individuals, which typically falls during times of economic instability. A reduction in discretionary spending could adversely affect revenue across our tracking stock groups including, with respect to the Interactive group, lagging retail and e-commerce sales. Accordingly, our ability to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. We currently are unable to predict the extent of any of these potential adverse effects.
     Disruptions in the worldwide credit and equity markets have increased the risk of default by the counterparties to our financial instruments and cash investments. Disruptions in the credit and equity markets have impacted the creditworthiness of certain financial institutions. Although we seek to manage the credit risks associated with our financial instruments and cash investments, we are exposed to an increased risk that our counterparties may default on their obligations to us. At December 31, 2008, our total assets included derivatives with a fair value of $2,494 million and short-term marketable securities of $104 million. Were one or more of our counterparties to fail or otherwise be unable to meet its obligations to us, our financial condition could be adversely affected.
     Sales of our common stock by our insiders could depress the market price of our common stock. Sales of our shares by our Chairman of the Board or any of our other directors or executive officers could cause a perception in the marketplace that our stock price has peaked or that adverse events or trends have occurred or may be occurring at our company. This perception can result notwithstanding any personal financial motivation for these insider sales. As a result, insider sales could depress the market price for shares of LINTA.
Factors Relating to QVC
     The risks described below are unique to QVC, which currently constitutes the primary business attributed to the Interactive group.

     QVC conducts its merchandising businesses under highly competitive conditions. Although QVC is the nation’s largest home shopping network, it has numerous and varied competitors at the national and local levels, including conventional and specialty department stores, other specialty stores, mass merchants, value retailers, discounters, and Internet and mail-order retailers. Competition is characterized by many factors, including assortment, advertising, price, quality, service, location, reputation and credit availability. If QVC does not compete effectively with regard to these factors, its results of operations could be materially and adversely affected.
     QVC’s sales and operating results depend on its ability to predict or respond to consumer preferences. QVC’s sales and operating results depend in part on its ability to predict or respond to changes in consumer preferences and fashion trends in a timely manner. QVC develops new retail concepts and continuously adjusts its product mix in an effort to satisfy customer demands. Any sustained failure to identify and respond to emerging trends in lifestyle and consumer preferences could have a material adverse affect on QVC’s business. Consumer spending may be affected by many factors outside of QVC’s control, including competition from store-based retailers, mail-order and Internet companies, consumer confidence and preferences, and general economic conditions.
     QVC depends on the cable and satellite distributors that carry its network, and no assurance can be given that QVC will be able to renew its affiliation agreements on favorable terms or at all. QVC currently distributes its programming through affiliation agreements with many local and national cable and satellite providers, including Comcast, Time Warner, DIRECTV and DISH Network. Affiliation agreements expire from time to time and, in some cases, renewals are not agreed upon prior to the expiration of a given agreement while the television network continues to be carried by the relevant distributor without an effective agreement in place. Renewal and negotiation processes with distributors are typically lengthy, and QVC is currently seeking to negotiate a renewal with a large distributor regarding an agreement that is scheduled to expire in June 2009. QVC may be unable to obtain this renewal or renewals or new affiliation agreements with this or any other distributor to carry the QVC television network on acceptable terms, if at all.
     Consumer retail spending can decline significantly during periods of general economic uncertainty or during recessionary periods when disposable incomes decline. The substantial downturn in the U.S. and global economies has caused a severe fall-off in retail sales. Retailers such as QVC are experiencing not only reduced sales, but also an increase in returned merchandise, which is materially adversely affecting their earnings. QVC began experiencing the effects of this downturn in 2008. No assurance can be given as to how much more retail sales will fall or how much longer this downturn will last.
     QVC’s success depends in large part on its ability to recruit and retain key employees capable of executing its unique business model. QVC has a business model that requires it to recruit and retain key employees with the skills necessary for a unique business that demands knowledge of the general retail industry, television production, direct to consumer marketing and fulfillment and the Internet. We can not assure you that if QVC experiences turnover of its key employees, it will be able to recruit and retain acceptable replacements because the market for such employees is very competitive and limited.

     QVC has operations outside of the United States that are subject to numerous operational and financial risks. QVC has operations in countries other than the United States and are subject to the following risks inherent in international operations:
•	fluctuations in currency exchange rates;

•	longer payment cycles for sales in foreign countries that may increase the uncertainty associated with recoverable accounts;

•	recessionary conditions and economic instability affecting overseas markets;

•	potentially adverse tax consequences;

•	export and import restrictions, tariffs and other trade barriers;

•	increases in taxes and governmental royalties and fees;

•	involuntary renegotiation of contracts with foreign governments;

•	changes in foreign and domestic laws and policies that govern operations of foreign-based companies;

•	difficulties in staffing and managing international operations; and

•	political unrest that may result in disruptions of services that are critical to their international businesses.

FORWARD LOOKING STATEMENTS
     This offering document and our most recent Annual Report on Form 10-K filed with the SEC include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements, by definition, involve risks, uncertainties and assumptions. Where, in any forward looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. In addition to the risk factors described in our most recent Annual Report on Form 10-K, the following include some but not all of the factors that could cause actual results or events to differ materially from anticipated results or events:
•	customer demand for our products and services and our ability to adapt to changes in demand;

•	competitor responses to our products and services, and the products and services of the entities in which we have interests;

•	uncertainties inherent in the development and integration of new business lines and business strategies;

•	uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

•	our future financial performance, including availability, terms and deployment of capital;

•	our ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses we acquire;

•	the ability of suppliers and vendors to deliver products, equipment, software and services;

•	the outcome of any pending or threatened litigation;

•	availability of qualified personnel;

•	changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

•	changes in the nature of key strategic relationships with partners and joint venturers;

•	general economic and business conditions and industry trends including the current economic downturn;

•	consumer spending levels, including the availability and amount of individual consumer debt;

•	disruption in the production of theatrical films or television programs due to strikes by unions representing writers, directors or actors;

•	continued consolidation of the broadband distribution and movie studio industries;

•	changes in distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and IP television and their impact on home shopping networks;

•	increased digital TV penetration and the impact on channel positioning of our networks;

•	rapid technological changes;

•	capital spending for the acquisition and/or development of telecommunications networks and services;

•	the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	threatened terrorists attacks and ongoing military action in the Middle East and other parts of the world; and

•	fluctuations in foreign currency exchange rates and political unrest in international markets.
     We caution you not to place undue reliance on the forward-looking statements contained in this offering document or in our Annual Report on Form 10-K.

THE EXCHANGE OFFER
Eligible Optionholders and Eligible Options
     If you are an employee of QVC or BuySeasons who resides and works in the United States, you are an “Eligible Optionholder” who may participate in this Exchange Offer. Eligible Optionholders may exchange those options that are eligible for exchange. The “Eligible Options” include outstanding and unexercised options to purchase LINTA shares with an exercise price greater than $7.00, which were granted under either our 2000 Plan or 2007 Plan prior to March 9, 2009.
     Participation in the Exchange Offer is voluntary. If you choose to participate in this Exchange Offer, however, you must exchange all of your Eligible Options. We are not accepting partial tenders of options and if you elect to exchange your Eligible Options and any of such options are covered by a grant that is partially exercised, you must exchange all remaining unexercised options in the grant. In addition, you must remain an employee of QVC or BuySeasons throughout the Offering Period in order to receive your New Options. Moreover, your Eligible Options must still be outstanding on the Expiration Date of the Exchange Offer. For example, if a particular option grant expires, or you exercise your option, during the Offering Period, then that particular option grant is not eligible for exchange.
     We expect that the New Option Grant Date will be April 6, 2009, although this date will change if we extend the Offering Period. If you choose not to participate in this Exchange Offer, or if you are no longer an Eligible Optionholder on the New Option Grant Date, you will keep your Eligible Options and they will remain subject to the terms of the Liberty Plan they were granted under and the related stock option agreement. This Exchange Offer does not change the terms of your employment. Except as provided by applicable law and/or any employment agreement between you and an Eligible Subsidiary, your employment remains “at-will” and can be terminated by you or the Eligible Subsidiary at any time, with or without cause or notice.
New Options
     The New Options that will be issued in the Exchange Offer will have a lower exercise price than the Eligible Options they replace, and participants will receive a smaller number of New Options than the number of Eligible Options they exchange. New Options will be granted under the same Liberty Plan as the Eligible Options exchanged therefor. New Options will be subject to the terms and conditions of the Liberty Plan under which they are granted and a new stock option agreement between the recipient and Liberty. A copy of the 2000 Plan, the 2007 Plan and the form of new stock option agreement are attached as exhibits to the Schedule TO.
     If you participate in the Exchange Offer and we exchange your Eligible Options, then you will receive two new option grants under a Liberty Plan for every four Eligible Options that you exchange which were granted under the same Liberty Plan. Each new option grant will represent the right to acquire a number of LINTA shares equal to the number of LINTA shares subject to all of your Eligible Options issued under the same Liberty Plan, in the aggregate, divided by four (rounded up to nearest whole share) and will have an exercise price per share as follows:

•	one option grant, which we refer to as a Market Option, will have an exercise price per share equal to the New Option Grant Date Fair Market Value; and

•	the second option grant, which we refer to as a Premium Option, will have an exercise price per share equal to the greater of (a) the New Option Grant Date Fair Market Value and (b) $6.00.
     For the other terms and conditions of the New Options, including the term and vesting schedule, see “—Source and Amount of Consideration; Terms of New Options.”
     As an example, assume you were granted the following options to purchase LINTA shares prior to March 9, 2009, and that you hold no other Eligible Options: 250 options under the 2000 Plan at an exercise price of $13.00 per share, 250 options under the 2000 Plan at an exercise price of $18.00 per share and 500 options under the 2007 Plan at an exercise price of $8.00. Also assume that the last reported sale price per share of LINTA on The Nasdaq Global Select Market on the New Option Grant Date is $2.86 (the last reported sale price on March 3, 2009). If you elect to participate in the Exchange Offer, your two option grants under the 2000 Plan for an aggregate of 500 options would be exchanged for the following two options grants for an aggregate of 250 options under the 2000 Plan:
•	one option grant (for Market Options) will be for 125 options each with an exercise price per share equal to $2.86; and

•	the second option grant (for Premium Options) will be for 125 options, each with an exercise price per share equal to $6.00.
     Your option grant under the 2007 Plan would be exchanged for the following two options granted under the 2007 Plan:
•	one option grant (for Market Options) will be for 125 options, each with an exercise price per share equal to $2.86; and

•	the second option grant (for Premium Options) will be for 125 options, each with an exercise price per share equal to $6.00.
     NONE OF LIBERTY, ITS BOARD OF DIRECTORS, QVC NOR BUYSEASONS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFERING DOCUMENT AND CONSULT YOUR OWN FINANCIAL, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE YOUR ELIGIBLE OPTIONS.
     NOTHING IN THIS OFFERING DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF QVC OR BUYSEASONS. THE TERMS OF YOUR EMPLOYMENT WITH QVC OR BUYSEASONS REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE

YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN EMPLOYED BY QVC OR BUYSEASONS UNTIL THE NEW OPTION GRANT DATE OR AFTER THAT DATE.
     IF YOU EXCHANGE ELIGIBLE OPTIONS FOR NEW OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OF AN ELIGIBLE SUBSIDIARY BEFORE YOUR NEW OPTIONS ARE FULLY VESTED, WITH CERTAIN LIMITED EXCEPTIONS, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW OPTIONS.
Expiration Date; Cancellation Date and New Option Grant Date
Expiration Date
     We expect that the Expiration Date of the Offering Period will be April 3, 2009 at 11:59 p.m., Eastern Daylight Savings Time. We may extend the Expiration Date at our discretion. If we extend the offer, the term “Expiration Date” will refer to the time and date at which the extended offer expires. See “—Extension of Exchange Offer; Termination; Amendment” for a description of our rights to extend, terminate and amend the Exchange Offer.
Offering Period
     The Offering Period for this Exchange Offer started on March 9, 2009 and will expire at 11:59 p.m., Eastern Daylight Savings Time, on the Expiration Date.
New Option Grant Date
     The New Options will be granted on the New Option Grant Date. That date will be the first business day after the Expiration Date, which we expect will be April 6, 2009.
Cancellation Date
     Eligible Options tendered to Liberty and accepted by us pursuant to this Exchange Offer will be canceled on the same date as the New Option Grant Date. If the Expiration Date is extended, the Cancellation Date and the New Option Grant Date will be similarly extended.
Purpose of The Exchange Offer
     We are making this Exchange Offer in recognition of the key contributions to QVC and BuySeasons of the Eligible Optionholders. Stock options have been, and continue to be, an important part of our incentive compensation and retention programs. Stock options are designed to motivate and reward both the past and future efforts of our employees by providing incentives for them to grow long-term stockholder value, and encourage their long-term employment.
     We have issued LINTA stock options under the Liberty Plans to employees of QVC and BuySeasons because those two businesses are attributed to our Liberty Interactive group, and the LINTA shares are intended to track the performance of our businesses attributed to that group. We issued the Eligible Options as a means of promoting the long-term success of QVC and

BuySeasons, because we believe that sharing ownership with their employees aligns their interests with our interests and the interests of our LINTA stockholders, and encourages those employees to devote the best of their abilities and industry to help achieve long-term value for our company. However, due to the weakened economy and its adverse impact on the market capitalization of companies in the retail and e-commerce industries generally and on our LINTA shares in particular, most of the employees of QVC and BuySeasons have outstanding LINTA stock options with exercise prices that are higher (in some cases significantly) than the current market price per share of LINTA. These stock options are commonly referred to as being “underwater.” As a result, these stock options have lost their value as either an incentive or retention tool.
     This Exchange Offer is intended to address this situation by providing Eligible Optionholders with an opportunity to exchange Eligible Options for New Options issued under the same Liberty Plan. By making this Exchange Offer, we intend to provide Eligible Optionholders with the opportunity to hold LINTA stock options that over time have a greater potential to increase in value, thereby creating better incentives for them to remain at QVC or BuySeasons, as the case may be, and contribute to achieving the long-term strategic and business objectives of the Eligible Subsidiaries and value for our Liberty Interactive group.
     By realigning the exercise prices of previously granted stock options more closely with the current per share market price of LINTA, we believe that these stock options will again become important tools to help motivate and retain QVC and BuySeasons employees and continue to align their interests with ours and those of our LINTA stockholders. While we hope this Exchange Offer will reduce the current disparity between the per share market price of LINTA and the exercise price of the Eligible Options, given the volatile and unpredictable nature of the current economy and stock market, we cannot guarantee that, subsequent to the Expiration Date, the per share market price of LINTA will increase to a price that is greater than the exercise price of the New Options.
Procedure For Tendering Eligible Options
     If you are an Eligible Optionholder, you may tender your Eligible Options at any time before the Expiration Date. If we extend the Exchange Offer beyond that time, you may tender your Eligible Options at any time until the extended Expiration Date.
     If you elect to participate in this Exchange Offer, you must exchange all of your Eligible Options. A tender of less than all of your Eligible Options will not be accepted.
Proper Tender of Eligible Options
     To validly tender your Eligible Options pursuant to the Exchange Offer, you must remain an Eligible Optionholder through the Expiration Date and your Eligible Options must not be exercised, terminate or expire on or prior to the Expiration Date. If you choose to participate in the Exchange Offer, you must submit your election form as follows:
•	If you are an employee of QVC, by (1) emailing a completed and signed scanned or PDF copy of the election form to nick.brecker@QVC.com, (2) faxing a completed and signed scanned or PDF copy of the election form to Nick Brecker at 484-701-8301, or (3) delivering or sending your completed and signed election form by hand, registered mail or courier to: QVC, Inc., Attn: Nick Brecker, 1200 Wilson Drive, West Chester, PA 19380; or
•	If you are an employee of BuySeasons, by (1) emailing a completed and signed scanned or PDF copy of the election form to dkarst@buyseasons.com, (2) faxing a completed and signed scanned or PDF copy of the election form to David Karst at 262-901-3333, or (3) delivering or sending your completed and signed form by hand, registered mail or courier to: BuySeasons, Inc., Attn: David Karst, 5915 S. Moorland Rd., New Berlin, WI 53151.
     Regardless of the method you use to submit your election form, it must be received by the designated person specified above at or before 11:59 p.m., Eastern Daylight Savings Time, on the Expiration Date, which is April 3, 2009, unless we extend that date. You do not need to return your stock option agreements relating to your Eligible Options. They will be automatically canceled if we accept your Eligible Options for exchange. To make this election, you will need to agree to all of the terms and conditions of the Exchange Offer as set forth in the offer documents. You are responsible for making sure that if you wish to participate in the Exchange Offer that you follow the appropriate steps. If you choose to not participate in this Exchange Offer, you do not need to do anything, and your Eligible Options will continue to remain subject to their existing terms and conditions.
     Your Eligible Options will not be considered tendered until you have properly completed and acknowledged your participation in accordance with the procedures above. You must properly complete and acknowledge your participation in the Exchange Offer by the Expiration Date. This is a one-time offer, and we will strictly enforce the Offering Period. An election form accompanies this offering document, and we have filed the election form as an exhibit to the Schedule TO. If you miss the Expiration Date deadline, you will not be permitted to participate in this Exchange Offer.
     Your election to participate becomes irrevocable after 11:59 p.m., Eastern Daylight Savings Time, on April 3, 2009, unless the Exchange Offer is extended past that time, in which case your election will become irrevocable after the new Expiration Date. The exception to this rule is that if we have not accepted your properly tendered options by 11:59 p.m., Eastern Daylight Savings Time, on May 1, 2009, you may withdraw your options at any time thereafter. You may change your mind after you have submitted an election form and withdraw from the Exchange Offer at any time before the Expiration Date, as described in “The Exchange Offer—Withdrawal Rights.” You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the Expiration Date.
     Neither we, nor any other person, are obligated to give notice of receipt of, or any defects or irregularities in, any election form you submit. We, in our sole discretion, will determine all questions as to the form and validity, including time of receipt, of election forms and our determinations of these matters will be final and binding.

     Our receipt of your election form is not by itself an acceptance of your Eligible Options for exchange. For purposes of this Exchange Offer, we will be deemed to have accepted Eligible Options for exchange that are validly tendered and are not properly withdrawn only as of the time when we give oral or written notice to the Eligible Optionholders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Subject to the terms and conditions of this Exchange Offer, we will accept all properly tendered options promptly after the expiration of this Exchange Offer. Options accepted for exchange will be canceled on the Cancellation Date, which we expect will be April 6, 2009.
Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects
     We will, in our sole discretion, determine the number of Eligible Options and all questions as to the form of documents and the validity, form, eligibility, time of receipt, and acceptance of any tender of Eligible Options. Neither Liberty nor any other person is obligated to give notice of any defects or irregularities in tenders. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Optionholder or waived by us and our determination of these matters will be final and binding on all parties. This is a one-time offer. We will strictly enforce the Offering Period, subject only to any extension of the Expiration Date of the Exchange Offer in our sole discretion. Subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we reserve the right, in our sole discretion, to waive any of the conditions of this Exchange Offer, or any defect or irregularity in any tender with respect to any particular Eligible Options.
Our Acceptance Constitutes an Agreement
     Your tender of Eligible Options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights (as described below) and our acceptance of your tendered Eligible Options in accordance with “The Exchange Offer—Acceptance of Eligible Options for Exchange; Grant of New Options.” Our acceptance for exchange of Eligible Options tendered by you pursuant to this Exchange Offer will constitute a binding agreement between Liberty and you on the terms and subject to the conditions of this Exchange Offer.
     Subject to our rights to extend, amend, withdraw and terminate this Exchange Offer in accordance with “The Exchange Offer—Conditions of The Exchange Offer” and “The Exchange Offer—Extension of Exchange Offer; Termination; Amendment,” we expect to accept and cancel, on the first business day following the Expiration Date of the Exchange Offer, all properly tendered Eligible Options that have not been validly withdrawn. By signing and submitting the election form, you will be agreeing to the terms of a new stock option agreement governing the terms of each New Option issued to you in exchange for your Eligible Options pursuant to this Exchange Offer.

Withdrawal Rights
     If you elect to accept this Exchange Offer as to your Eligible Options and later change your mind, you may withdraw all, but not less than all, of your tendered Eligible Options, and reject this Exchange Offer, by following the procedure described in this section.
     You may withdraw your tendered Eligible Options at any time before the Expiration Date. If we extend the Offering Period beyond that original Expiration Date, you may withdraw your tendered Eligible Options at any time until the extended Expiration Date. We intend to accept and cancel properly tendered Eligible Options on the first business day after the scheduled Expiration Date.
     In addition, although we intend to accept all validly tendered options promptly after the expiration of this Exchange Offer, if we have not accepted your options by 11:59 p.m., Eastern Daylight Savings Time, on May 1, 2009, you may withdraw your options at any time thereafter.
     To validly withdraw tendered Eligible Options, you must submit your withdrawal form while you still have the right to withdraw the tendered Eligible Options as follows:
•	If you are an employee of QVC, by (1) emailing a completed and signed scanned or PDF copy of the withdrawal form to nick.brecker@qvc.com, (2) faxing a completed and signed scanned or PDF copy of the withdrawal form to Nick Brecker at 484-701-8301, or (3) delivering or sending your completed and signed withdrawal form by hand, registered mail or courier to: QVC, Inc., Attn: Nick Brecker, 1200 Wilson Drive, West Chester, PA 19380; or

•	If you are an employee of BuySeasons, by (1) emailing a completed and signed scanned or PDF copy of the withdrawal form to dkarst@buyseasons.com, (2) faxing a completed and signed scanned or PDF copy of the withdrawal form to David Karst at 262-901-3333, or (3) delivering or sending your completed and signed withdrawal form by hand, registered mail or courier to: BuySeasons, Inc., Attn: David Karst, 5915 S. Moorland Rd., New Berlin, WI 53151.
     Regardless of the method you use to submit your withdrawal form, it must be received by the designated person specified above before 11:59 p.m., Eastern Daylight Savings Time, on the Expiration Date, which is April 3, 2009, unless we extend that date. Eligible Options will not be considered withdrawn until we receive your withdrawal form. If you miss the deadline for withdrawal, your previously tendered Eligible Options will be canceled and exchanged pursuant to this Exchange Offer. You are responsible for making sure that the withdrawal form is properly completed and signed.
     A withdrawal form accompanies this offering document, and we have filed the form of the withdrawal form as an exhibit to the Schedule TO.
     You may not rescind any withdrawal, and your withdrawn Eligible Options will thereafter be deemed not properly tendered for purposes of this Exchange Offer, unless you properly re-tender those Eligible Options before the Expiration Date by following the procedures described in “—Procedure For Tendering Eligible Options” above.
     Neither we, nor any other person, are obligated to give notice of receipt of, or any defects or irregularities in, any withdrawal form. We, in our sole discretion, will determine all questions as to the form and validity, including time of receipt, of withdrawal forms and our determinations of these matters will be final and binding.
Acceptance of Eligible Options For Exchange; Grant of New Options
     Subject to, and conditioned upon the terms and conditions of this Exchange Offer, we will accept for exchange all Eligible Options properly tendered and not validly withdrawn on or before the Expiration Date. Once we have accepted Eligible Options tendered by you, your Eligible Options will be canceled and you will no longer have any rights under your Eligible Options. Subject to the terms and conditions of this Exchange Offer, properly tendered and not validly withdrawn Eligible Options will be canceled on the first business day after the Expiration Date. If this Exchange Offer is extended, then the Cancellation Date will also be extended.
     Subject to our rights to terminate the offer, discussed in “The Exchange Offer—Extension of Exchange Offer; Termination; Amendment”, we will accept promptly after the Expiration Date all properly tendered Eligible Options that are not validly withdrawn. We will give oral or written notice to the Eligible Optionholders generally of our acceptance for exchange of the Eligible Options. This notice may be made by press release, e-mail or other method of communication.
     We will grant the New Options on the New Option Grant Date, which we expect to be April 6, 2009. All New Options will be granted under the Liberty Plan under which the Eligible Options tendered for exchange were granted, and will be subject to a stock option agreement between you and Liberty. Promptly after the Expiration Date, we will send you the stock option agreement for your new options and information for how you accept the terms of the stock option agreement. You may not exercise any of the New Options until you have signed and accepted the new stock option agreement.
     If you have tendered your Eligible Options under this Exchange Offer and your employment with QVC or BuySeasons terminates for any reason before the Expiration Date, you will no longer be eligible to participate in the Exchange Offer and your Eligible Options will be withdrawn and not accepted for exchange. In that case, generally you may exercise your existing stock options for a limited time after your resignation or termination date to the extent they are vested and in accordance with their terms.
Conditions of The Exchange Offer
     Notwithstanding any other provision of this offering document, we will not be required to accept any Eligible Options tendered for exchange, and we may withdraw or terminate this Exchange Offer, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if, at any time on or after the date hereof and before the Expiration Date, as the same may be extended, any of the following events shall have occurred (or have been reasonably determined by us to have occurred):
     (a) There shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of this Exchange Offer or otherwise relating in any manner to the Exchange Offer;
     (b) Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to this Exchange Offer, any of which might restrain, prohibit or delay completion of this Exchange Offer or impair the contemplated benefits of this Exchange Offer;
     (c) there shall have occurred:
     (1) the declaration of any banking moratorium or suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);
     (2) any general suspension of trading in, or a limitation on prices for, securities on any national securities exchange or market in the United States for more than three hours;
     (3) the commencement of a war, act of terrorism, armed hostilities, or any other national or international crisis directly or indirectly involving the United States or any other country in which any of our subsidiaries does business;
     (4) any limitation (whether or not mandatory) by any governmental, regulatory, or administrative agency or authority on the extension of credit by banks or other lending institutions in the United States or any other country in which any of our subsidiaries do business;
     (5) any change in the general political, market, economic, or financial conditions in the United States or any other country in which any of our subsidiaries do business that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), income, operations, or prospects of (x) our company and our subsidiaries, taken as a whole, (y) QVC or (z) BuySeasons;
     (6) any suspension of, or limitation on, the markets for U.S. dollars or other currency in which any material bank loan of Liberty or any of its subsidiaries is denominated, or any material change in the exchange rates of such currencies that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), income, operations, or prospects of (x) our company and our subsidiaries, taken as a whole, or (y) those assets and businesses attributed to the Liberty Interactive group, taken as a whole;

     (7) in the case of any of the above conditions existing at the time of commencement of this Exchange Offer, and that condition, in our reasonable judgment, deteriorates materially after commencement of this Exchange Offer; or
     (8) any decrease (i) in the market price of the LINTA shares on the Nasdaq Global Select Market or (ii) in the Nasdaq Composite Index, the New York Stock Exchange Index, the Dow Jones Industrial Average, or the S&P 500 Composite Index, in each case by an amount in excess of 10% during any period between March 9, 2009 and the Expiration Date;
     (d) any change or changes shall have occurred or been threatened or anticipated in the business, condition (financial or otherwise), assets, liabilities, income, operations, share ownership, or prospects of our company or any of our subsidiaries, that could reasonably be expected to have a material adverse effect on (x) us and our subsidiaries, taken as a whole, (y) QVC or (z) BuySeasons;
     (e) a tender or exchange offer for any or all of the shares of our common stock (other than this Exchange Offer), or any merger, business combination, or other similar transaction with or involving our company, shall have been publicly proposed, announced or made by any person;
     (f) any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person (other than entities, groups or persons who have filed with the Commission before March 9, 2009 a Schedule 13G or a Schedule 13D with respect to any of the shares of our common stock) shall have acquired, or proposed to acquire, beneficial ownership of more than 5% of the outstanding shares of our common stock;
     (g) any entity, group, or person who has filed with the SEC on or before the date of this offering document a Schedule 13G or a Schedule 13D with respect to any shares of our common stock shall have acquired, or proposed to acquire, beneficial ownership of additional shares constituting more than 2% of the outstanding shares of our common stock or shall have been granted any option or right to acquire beneficial ownership of more than 2% of the outstanding shares of our common stock;
     (h) any entity, person or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or made a public announcement reflecting an intent to acquire shares of our common stock;
     (i) any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Exchange Offer, other than as contemplated as of the commencement date of this Exchange Offer;
     (j) any rules or regulations by any governmental authority, the Financial Industry Regulatory Authority, the Nasdaq Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to us or the Exchange Offer; or

     (k) any approval, permit, authorization, favorable review or consent of any United States or foreign governmental, regulatory, or administrative agency or authority or any third party consents required to be obtained in connection with this Exchange Offer shall not have been obtained on terms satisfactory to us, in our sole judgment, acting reasonably.
     If any of the above events occur, we may:
•	Terminate this Exchange Offer and promptly return all tendered Eligible Options to tendering holders;

•	Complete and/or extend this Exchange Offer and, subject to your withdrawal rights, retain all tendered Eligible Options until the extended offer expires;

•	Amend the terms of the Exchange Offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this Exchange Offer is open, complete the Exchange Offer.
     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, and may be waived by us, in whole or in part at any time prior to the Expiration Date, in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right, which may be asserted by us at any time, in our sole discretion, prior to the Expiration Date. Any determination or judgment by us concerning the events described above will be final and binding on all parties.
     We reserve the right at any time, in our sole discretion, to amend the terms and conditions of this Exchange Offer, subject to compliance with applicable federal securities laws. See “The Exchange Offer—Extension of Exchange Offer; Termination; Amendment” for more details on our ability to extend, terminate or amend this Exchange Offer.
Price Range of Shares of LINTA
     The Eligible Options give Eligible Optionholders the right to acquire LINTA shares. None of the Eligible Options are traded on any trading market. LINTA shares are listed and traded on The Nasdaq Global Select Market under the symbol “LINTA”.
     The following table sets forth on a per share basis the high and low sale prices of our LINTA shares on The Nasdaq Global Select Market during the periods indicated.

LINTA	High	Low
Fiscal Year Ending December 31, 2009
First Quarter (through February 27, 2009)	$3.84	2.76
Fiscal Year Ended December 31, 2008
First Quarter	$19.17	13.42
Second Quarter	$17.58	14.55
Third Quarter	$15.17	11.52

LINTA	High	Low
Fourth Quarter	$13.10	1.97
Fiscal Year Ended December 31, 2007
First Quarter	$25.05	20.90
Second Quarter	$25.89	22.15
Third Quarter	$23.07	17.70
Fourth Quarter	$23.00	18.95
     On March 3, 2009, the last reported sale price of our LINTA shares on The Nasdaq Global Select Market was $2.86 per share. We recommend that you obtain current market quotations for our LINTA shares.
Source and Amount of Consideration; Terms of New Options
Consideration
     We will issue New Options in exchange for Eligible Options properly tendered and not withdrawn by you and accepted by us for exchange. New Options are awards under which you may purchase LINTA shares at the specified exercise price, provided the vesting criteria are satisfied. Subject to the terms and conditions of this Exchange Offer, upon our acceptance of your properly tendered options, you will be entitled to receive New Options as described in the section of this offering document entitled “The Exchange Offer—New Options” above and under “—Terms of New Options” below.
     If we receive and accept tenders from Eligible Optionholders of all Eligible Options (a total of options to purchase 11,482,935 LINTA shares) then, subject to the terms and conditions of this Exchange Offer, we will grant new options to purchase a total of approximately 5,741,468 LINTA shares, or approximately 1.02% of the total number of LINTA shares outstanding as of January 31, 2009.
Terms of New Options
     Each New Option will be granted under the Liberty Plan under which the Eligible Options exchanged therefor were granted and will be subject to the terms and conditions of such Liberty Plan and the new stock option agreement between you and Liberty covering the New Option. The form of the new stock option agreement under the Liberty Plans is attached as an exhibit to the Schedule TO.
     Some of the terms and conditions of the New Options will vary from the terms and conditions of the Eligible Options that you tender for exchange. Such changes generally will not substantially and adversely affect your rights, but you should note that, in addition to the different number of LINTA shares subject to, and the exercise price of, each New Option as described in this offering document, each New Option will differ from your Eligible Options in the following significant ways:
•	each New Option will have a new term of seven years;

•	each New Option will have a new vesting schedule, even if the Eligible Options exchanged therefor were fully or partially vested, as follows:
•	If you are an employee of QVC, your New Options will vest semi-annually in equal amounts over four years and, assuming the New Options are granted on April 6, 2009, the first vesting date for the New Options will be October 6, 2009; and

•	If you are an employee of BuySeasons, your New Options will vest quarterly in equal amounts over four years and, assuming the New Options are granted on April 6, 2009, the first vesting date for the New Options will be July 6, 2009; and
•	If your employment with an Eligible Subsidiary is terminated “without cause” (as defined in the applicable stock option agreement), the New Options will terminate at the close of business on the business day following the 90th day after such termination. Under the terms of existing stock option agreements for certain Eligible Options, if an employee with such an agreement is terminated “without cause”, then the Eligible Options covered thereby will terminate at the end of a “special termination period” which is generally equal to 90 days plus 180 days for each year of service of such employee with the Eligible Subsidiary. If you hold any Eligible Option with this special termination period, and your Eligible Options are accepted by us in this Exchange Offer, you will forfeit this special right. New Options will terminate on the 90th day after you are terminated by an Eligible Subsidiary “without cause”.
     The following description summarizes the material terms of the Liberty Plans, which are substantially similar. Our statements in this offering document concerning the Liberty Plans and the New Options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Liberty Plans and the forms of stock option agreement under such Liberty Plans, each of which has been filed as an exhibit to the Schedule TO. If you are an employee of QVC and would like a copy of either Liberty Plan or the forms of stock option agreement, please send an e-mail to larry.hayes@qvc.com or nick.brecker@qvc.com to receive a copy of the Liberty Plans and the forms of stock option agreement thereunder. If you are an employee of BuySeasons, and would like a copy of either Liberty Plan or the forms of stock option agreement, please send an e-mail to dan@buyseasons.com or dkarst@buyseasons.com to receive a copy of the Liberty Plans and the forms of stock option agreement thereunder. In each case, copies of these documents will be furnished to you at our expense.
     NOTHING IN THIS OFFERING DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF QVC OR BUYSEASONS, AS APPLICABLE. THE TERMS OF YOUR EMPLOYMENT REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN THE EMPLOY OF

QVC OR BUYSEASONS UNTIL THE NEW OPTION GRANT DATE OR AFTER THAT DATE.
     IF YOU EXCHANGE ELIGIBLE OPTIONS FOR NEW OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OF AN ELIGIBLE SUBSIDIARY BEFORE THE NEW OPTIONS ARE FULLY VESTED, WITH CERTAIN LIMITED EXCEPTIONS, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW OPTIONS.
Summary of the Liberty Plans
     Each Liberty Plan provides for the grant of a variety of incentive awards, including stock options, restricted shares, stock appreciation rights and performance awards. The number of shares of our common stock subject to options outstanding as of January 31, 2009 under the 2000 Plan and 2007 Plan was 45,070,905 and 20,510,512, respectively. The maximum number of shares of our common stock with respect to which awards could be granted under the 2000 Plan and 2007 Plan is 82,200,000 and 51,375,000, respectively. The Liberty Plans are administered by the incentive plan committee of our board of directors, which is a subcommittee of the compensation committee. Generally, the incentive plan committee has the power to determine the terms, conditions and restrictions of awards granted under the Liberty Plans.
Exercise Price
     The exercise price of a stock option granted under the Liberty Plans will be equal to or greater than the fair market value of our common stock subject thereto on the date of grant. The date of grant for the New Options granted under this Exchange Offer will be the New Option Grant Date, which is expected to be April 6, 2009. If the Expiration Date is extended, the New Option Grant Date will be similarly extended.
Vesting
     The incentive plan committee generally determines the vesting schedule applicable to a stock option granted under the Liberty Plans in accordance with the terms of the applicable plan. The New Options granted under this Exchange Offer will be subject to a set vesting schedule, even if the Eligible Options exchanged therefor were fully or partially vested, as follows:
•	None of the New Options will be vested on the New Option Grant Date.

•	If you are an employee of QVC, your New Option will vest semi-annually in equal amounts over four years.

•	If you are an employee of BuySeasons, your New Option will vest quarterly in equal amounts over four years.
     If your employment with an Eligible Subsidiary terminates (for any reason or no reason) before all or some of your New Options vest, your unvested New Options will expire and may not be exercised, except in certain limited circumstances.

Adjustments upon certain events
     The number and kind of shares subject to the New Options and the exercise price with respect to New Options will be subject to appropriate adjustment in the discretion of the incentive plan committee, as the incentive plan committee deems equitable, in the event any of the following occur after the New Option Grant Date:
•	we subdivide the outstanding shares of LINTA into a greater number of shares of such series of common stock,

•	we combine the outstanding shares of LINTA into a smaller number of shares of such series of common stock or

•	there is a stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin off, combination, exchange of shares, warrants or rights offering to purchase any series of our common stock that affects the LINTA shares, or any other similar corporate event (including mergers or consolidations other than approved transactions (as defined in the Liberty Plans)).
Transferability of stock options
     Stock options generally may not be transferred, other than by will or the laws of descent or distribution. In the event of your death, your vested options will remain exercisable for twelve (12) months and may be exercised by your designated beneficiary or, if no beneficiary has been designated, the personal representative of your estate.
Registration and sale of shares underlying stock options
     All of our shares of common stock issuable upon the exercise of stock options have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Liberty for purposes of the Securities Act, you will be able to sell the LINTA shares purchased pursuant to the exercise of your New Options free of any transfer restrictions under applicable U.S. securities laws, subject to the continued effectiveness of the Form S-8 registration statement.
U.S. federal income tax consequences
     You should refer to the section entitled “—Material United States Tax Consequences” of this offering document for a discussion of the U.S. federal income tax consequences of the New Options and Eligible Options, as well as the consequences of accepting or rejecting this Exchange Offer. If you are a taxpayer of the United States, but are also subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

Information Concerning Us; Financial Information
Information Concerning Us
     Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group, which includes our interests in QVC and BuySeasons as well as Provide Commerce, Inc., Backcountry.com, Inc., and Bodybuilding.com, LLC, and our minority equity investments in IAC/InterActiveCorp, Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster Entertainment, Inc. and Tree.com, Inc., (2) the Liberty Entertainment group, which includes our interests in DIRECTV, Starz Entertainment, LLC, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., Liberty Sports Holdings LLC and PicksPal, Inc., and (3) the Liberty Capital group, which includes all businesses, assets and liabilities not attributed to our Liberty Interactive group or the Liberty Entertainment group including our subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc., and Sprint Nextel Corporation. None of our tracking stock groups represents a separate legal entity; rather they each simply represent those businesses, assets and liabilities that we have attributed to that group. A group in the future may also include such other businesses, assets and liabilities that our board of directors may in the future determine to attribute to that group, including such other businesses and assets which may be specifically acquired for that group.
     A tracking stock is a type of common stock that the issuing company intends to reflect or “track” the economic performance of a particular business or “group,” rather than the economic performance of the company as a whole. Holders of tracking stocks have no direct claim to the group’s stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.
     We have issued separate tracking stocks for each of the Liberty Interactive group, the Liberty Entertainment group and the Liberty Capital group, with the intent that each tracking stock will reflect or “track” the economic performance of the assets, businesses and liabilities of the group to which it relates. As QVC and BuySeasons are attributed to our Liberty Interactive group, the Eligible Options and the New Options are for shares of our Series A Liberty Interactive common stock, which is intended to reflect or “track” the economic performance of our Liberty Interactive group.
     In December 2008, we announced our intention to redeem a portion of our Liberty Entertainment tracking stock for the stock of our newly formed subsidiary, Liberty Entertainment, Inc. We refer to the redemption and the subsequent separation of Liberty Entertainment, Inc. from our Company as the “Split Off.” At the time of the Split Off, Liberty Entertainment, Inc. will own our interests in The DIRECTV Group, Inc., Liberty Sports Holdings, LLC, FUN Technologies, Inc., PicksPal, Inc, GSN, LLC and up to $300 million in cash. Subsequent to the Split Off, our Liberty Entertainment Group will be comprised of our interests in Starz Entertainment and WildBlue Communications and cash.

     Liberty Media’s principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Liberty Media’s main telephone number is (720) 875-5400, and its website is located at www.libertymedia.com. The information contained on Liberty Media’s website is not part of this offering document.
Financial Information
     The financial information included in our Annual Report on Form 10-K for the year ended December 31, 2008 is incorporated herein by reference. Please see “—Additional Information” below for instructions on how you can obtain copies of our SEC filings, including our Annual Report. A summary of certain financial information in these reports is attached as Schedule A to this offering document and should be read in conjunction with our consolidated financial statements and the notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, each of which is included in our Annual Report on Form 10-K for the year ended December 31, 2008.
Additional Information
     Where you can find more information about us. We have filed with the SEC a Tender Offer Statement on Schedule TO, which includes additional information about this Exchange Offer. This offering document does not contain all the information included in the Schedule TO. We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, file periodic reports and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov.
     Incorporation by reference. The rules of the SEC allow us to “incorporate by reference” information into this offering document, which means that we can disclose important information about us to you by referring you to other documents that we file with the SEC. The information incorporated by reference is an important part of this offering document, and is deemed to be part hereof except to the extent any such information is modified or superseded by information in this offering document or in any other document expressly incorporated herein (whether specified below or in any amendment to the Schedule TO) that has a later date. We incorporate by reference the following document, previously filed with the SEC by us:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 27, 2009.
     You can obtain our Annual Report on Form 10-K from the SEC’s website at the internet address provided above. You may also obtain our Annual Report on Form 10-K from us without charge, excluding exhibits, by requesting a copy in writing at 12300 Liberty Boulevard, Englewood, CO 80112, attention: Investor Relations, or by calling Investor Relations at (720) 875-5400. Please be sure to include your complete name and address in your request.

Plans or Proposals
     Except as disclosed in this offering document (or in our Annual Report on Form 10-K incorporated by reference herein), neither we nor, to our knowledge, any of our directors, executive officers or affiliates have any current plans or proposals which relate to or would result in:
•	any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving our company or any of our subsidiaries that would be material to us and our subsidiaries, taken as a whole;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries that would be material to us and our subsidiaries, taken as a whole;

•	any material change in our present dividend rate or policy, or indebtedness or capitalization;

•	any change in our present board of directors or senior management;

•	any other material change in our corporate structure or business;

•	our equity securities being delisted from the Nasdaq Global Select Market or ceasing to be authorized to be quoted in an automated quotations system operated by a national securities association;

•	our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•	the acquisition by any person of additional securities, or the disposition of our securities; or

•	any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of our company.
     While we have no definitive plans or proposals regarding any of the foregoing as of the date of this offering document (except as set forth above or as described in our Annual Report on Form 10-K incorporated by reference herein), our management continually assesses and reassesses possible acquisitions, divestitures, restructurings, and other extraordinary corporate transactions and possible changes to our capitalization and other matters. We may pursue any such matter at any time after the date of this offering document, subject to our obligation to update this offering document to reflect material changes in the information contained herein.

Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Options
     The following table sets forth certain information as of January 31, 2009, about the outstanding LINTA options granted under incentive plans adopted and approved by our board of directors, including the Liberty Plans, held by each of our directors and executive officers. As of January 31, 2009, our executive officers and directors (thirteen (13) persons) as a group held options unexercised and outstanding under such plans to purchase a total of 17,135,180 LINTA shares (which includes options to purchase stock of our Series B Liberty Interactive common stock, which may be exercised for LINTA shares at the option of the holder), which represented approximately 44.26% of the total number of LINTA shares subject to all options outstanding under such plans as of that date).
     The percentages in the table below are based on the total number of outstanding options (i.e., whether eligible for exchange) to purchase LINTA shares, as of January 31, 2009, under our 2000 Plan, which was 26,013,501 options, our 2007 Plan, which was 12,442,508 options and our 2002 Non-Employee Director Plan, which was 258,181 options. Our directors and executive officers are not eligible to participate in this Exchange Offer.

			Percentage of Total
		Aggregate Number of	Outstanding LINTA
		LINTA Options Under	Options Under
Name	Position	Incentive Plans	Incentive Plans
John C. Malone	Chairman of Board of Directors	4,294,483 (1)	11.09%
Gregory B. Maffei	President, Chief Executive Officer and Director	3,742,936	9.67%
Charles Y. Tanabe	Executive Vice President and General Counsel	1,380,591	3.57%
David J.A. Flowers	Senior Vice President and Treasurer	946,871	2.45%
Albert E. Rosenthaler	Senior Vice President	718,355	1.86%
Christopher W. Shean	Senior Vice President and Controller	670,601	1.73%
Robert R. Bennett	Director	4,692,363 (2)	12.12%
Donne F. Fisher	Director	43,860	*
Paul A. Gould	Director	43,860	*
Evan Malone	Director	19,680	*
David E. Rapley	Director	43,860	*
M. LaVoy Robison	Director	43,860	*
Larry E. Romrell	Director	43,860	*

*	Less than 1%.

(1)	Includes options to purchase 2,871,351 shares of Series B Liberty Interactive common stock, which are exercisable for an equal number of LINTA shares at the option of the holder.

(2)	Includes options to purchase 4,169,963 shares of Series B Liberty Interactive common stock, which are exercisable for an equal number of LINTA shares at the option of the holder.
     To the best of our knowledge, none of our executive officers or directors, nor any affiliate of ours, were awarded or exercised, or engaged in any transactions involving, options to purchase LINTA shares issued under any of our incentive plans, including the Liberty Plans, during the past sixty (60) days before and including the commencement of this Exchange Offer.

Status of Eligible Options Acquired by Us in This Exchange Offer; Accounting Consequences of This Exchange Offer
     Eligible Options that we accept for exchange pursuant to this Exchange Offer will be canceled on the Cancellation Date and the LINTA shares underlying such grants will be available for regrant under the Liberty Plans, including grants for New Options to be issued in exchange for such Eligible Options.
     We account for stock-based compensation pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“Statement 123R”). Statement 123R generally requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Under Statement 123R, we will recognize the incremental compensation cost of the New Options granted in the Exchange Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each award of New Options granted to Eligible Optionholders in exchange for exchanged Eligible Options, measured as of the date the New Options are granted, over the fair value of the exchanged Eligible Options, measured immediately prior to the exchange. This incremental compensation cost will be recognized ratably over the vesting period of the New Options. In the event that any of the New Options are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited options will not be recognized.
     The amount of this compensation cost will depend on a number of factors, including:
•	The exercise price per share of the New Options issued in the Exchange Offer;

•	The level of participation by Eligible Optionholders in the Exchange Offer; and

•	The exercise price per share of Eligible Options canceled in the Exchange Offer.
     Since these factors cannot be predicted with any certainty at this time and will not be known until the Expiration Date, we cannot predict the exact amount of the compensation cost that will result from the Exchange Offer.
Legal Matters; Regulatory Approvals
     We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or anti-trust laws applicable to this Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and issuance of New Options as contemplated by this Exchange Offer or of any approval or other action by any government or governmental, administrative, or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of New Options as contemplated herein. We cannot assure you that any such approval or other action, if needed, would be obtained. Our obligation under this Exchange Offer to accept tendered Eligible Options for exchange and to issue New Options for your Eligible Options would be subject to obtaining any such governmental approval.
Material United States Tax Consequences
     CIRCULAR 230 DISCLAIMER. THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THE INFORMATION IN THIS DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU, AND WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THIS DISCUSSION. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     The following is a discussion of the material United States federal income tax consequences of the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer. This discussion is based on the U.S. Internal Revenue Code (referred to in this offering document as the “Code”), its legislative history, U.S. Treasury Department regulations, and administrative and judicial interpretations as of the date of this offering document, all of which may change, possibly on a retroactive basis. This discussion does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Optionholders.
Stock Option Taxation
     The exchange of the Eligible Options for the New Options will not be a taxable event. All of the New Options will be nonqualified stock options and no Eligible Options and/or New Options will qualify as “incentive stock options” within the meaning of Section 422 of the Code.
     The grant of the New Options will not result in taxable income to the Eligible Optionholder. The Eligible Optionholder will generally realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the Eligible Optionholder upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares being equal to the fair market value of the shares at the time of exercise.
     Generally, we or the applicable Eligible Subsidiary will be entitled to a federal income tax deduction in the same amount and at the same time as the Eligible Optionholder recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code as discussed below.
Section 162(m)
     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than our principal financial officer) who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation.” The Liberty Plans provide that no employee will be granted in any calendar year stock options to purchase more than 12,844,000 LINTA shares. The Liberty Plans also provide, as required by Section 162(m) of the Code, that both the Eligible Option and the New Option will be counted toward this 12,844,000 share limitation. We expect that all of our New Options when granted should qualify as performance-based compensation and should be deductible under Section 162(m).
Section 280G
     Under certain circumstances, the accelerated vesting or exercise of stock options in connection with a change of control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.
Tax Advice
     The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the New Options or Eligible Options. An Eligible Optionholder may also be subject to state and local taxes in connection with the exercise of New Options or Eligible Options. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to their personal circumstances.
Tax Withholding
     We or the applicable Eligible Subsidiary will have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy local, state, and federal taxes (including employment taxes) required by law to be withheld with respect to any exercise, of a New Option and/or an Eligible Option.
     WE ADVISE ALL ELIGIBLE OPTIONHOLDERS WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE OPTIONS TO MEET WITH THEIR OWN TAX ADVISORS ABOUT THE LOCAL, STATE, FEDERAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THIS EXCHANGE OFFER.
     IN ADDITION, IF YOU ARE A RESIDENT OF, OR OTHERWISE SUBJECT TO TAX IN A COUNTRY OTHER THAN THE U.S., YOU SHOULD BE AWARE THAT THERE MIGHT BE TAX AND SOCIAL INSURANCE CONSEQUENCES THAT MAY APPLY TO YOU. WE STRONGLY RECOMMEND THAT YOU CONSULT WITH YOUR ADVISORS TO DISCUSS THE CONSEQUENCES OF PARTICIPATING IN THIS EXCHANGE OFFER.
Extension of Exchange Offer; Termination; Amendment
     We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in “The Exchange Offer—Conditions of The Exchange Offer” has occurred or is determined by us to have occurred, to extend the period of time during which the Exchange Offer is open and delay the acceptance for exchange of any Eligible Options. If we elect to extend the period of time during which this Exchange Offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the Expiration Date, we will also extend your right to withdraw tenders of Eligible Options until such extended Expiration Date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 9:00 a.m., Eastern Daylight Savings Time, on the next business day after the previously scheduled Expiration Date.
     We also reserve the right, in our reasonable judgment, before the Expiration Date to terminate or amend the Exchange Offer and to postpone our acceptance and cancellation of any Eligible Options elected to be exchanged if any of the events listed in “The Exchange Offer—Conditions of The Exchange Offer” occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination or postponement. Our reservation of the right to delay our acceptance and cancellation of Eligible Options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the Eligible Options promptly after termination or withdrawal of this Exchange Offer. If we extend the Exchange Offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the Exchange Offer expires after such originally scheduled Expiration Date but before the extended Expiration Date under the extended offer, that option would not be eligible for exchange.
     Subject to compliance with applicable law, we further reserve the right, before the Expiration Date, in our discretion, and regardless of whether any event listed in “The Exchange Offer—Conditions of The Exchange Offer” has occurred or is deemed by us to have occurred, to amend the Exchange Offer in any respect, including by changing the terms of the new Options or the criteria for which options constitute Eligible Options.
     The minimum period during which the Exchange Offer will remain open following changes in the terms of the Exchange Offer or in the information concerning the Exchange Offer will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the terms of the New Options being offered by us for the Eligible Options in this Exchange Offer, the Exchange Offer will remain open for at least ten (10) business days from the date of notice of such modification. If any term of the Exchange Offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of Eligible Options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of Eligible Options of such amendment, and we will extend the Exchange Offer’s period so that at least five (5) business days, or such longer period as may be required by the tender offer rules, remain after such change.
     For purposes of this Exchange Offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

Fees and Expenses
     We will not pay any fees or commissions to any broker, dealer, or other person for soliciting tenders of Eligible Options pursuant to this Exchange Offer. You will be responsible for any expenses incurred by you in connection with your election to participate in this Exchange Offer, including, any expenses associated with any tax, legal or other advisor consulted or retained by you in connection with this Exchange Offer.
Miscellaneous
     We are not aware of any jurisdiction where the making of this Exchange Offer violates applicable law. If we become aware of any jurisdiction where the making of this Exchange Offer violates applicable law, we will make a commercially reasonable good faith effort to comply with such law. If, after such commercially reasonable good faith effort, we cannot comply with such law, this Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, Eligible Optionholders residing in such jurisdiction.
     We cannot guarantee that, subsequent to the Expiration Date, the per share market price of our LINTA shares will increase to a price that is greater than the exercise price of the New Options. We encourage you to review the section of this offering document entitled “Risk Factors” and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2008 before you decide whether to participate in this Exchange Offer.
     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS PURSUANT TO THIS EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFERING DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.
Liberty Media Corporation
March 9, 2009

SCHEDULE A
SELECTED SUMMARIZED FINANCIAL INFORMATION
(Derived from the historical consolidated financial statements of Liberty)
     The following tables present selected historical information relating to our financial condition and results of operations for the past five years. The following data should be read in conjunction with our consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, each of which is included in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this offering document.

	December 31,
	2008	2007	2006	2005	2004
	amounts in millions
Summary Balance Sheet Data:

Investments in available-for-sale securities and other cost investments	$2,859	17,569	21,622	18,489	21,834
Investment in affiliates	$14,490	1,817	1,842	1,908	784
Assets of discontinued operations	$—	—	512	516	6,258
Total assets	$41,903	45,649	47,638	41,965	50,181
Long-term debt (1)	$11,359	11,524	8,909	6,370	8,566
Deferred income tax liabilities, noncurrent	$4,900	8,458	9,661	8,696	9,657
Stockholders’ equity	$19,602	19,586	21,633	19,120	24,586

	Years ended December 31,
	2008	2007	2006	2005	2004
	amounts in millions,
	except per share amounts
Summary Statement of Operations Data:

Revenue	$10,084	9,423	8,613	7,646	6,743
Operating income (loss) (2)	$(747)	738	1,021	944	788
Realized and unrealized gains (losses) on financial instruments, net	$(34)	1,269	(279)	257	(1,284)
Gains (losses) on dispositions, net	$3,679	646	607	(361)	1,411
Other than temporary declines in fair value of investments	$(441)	(33)	(4)	(449)	(129)
Earnings (loss) from continuing operations (2):
Liberty Capital common stock	$(524)	—	—	—	—
Liberty Entertainment common stock	(616)	—	—	—	—
Liberty Interactive common stock	(781)	441	486	—	—
Old Liberty Capital common stock	5,402	1,524	33	—	—
Liberty common stock	—	—	190	(43)	105
Inter-group eliminations	(2)	—	—	—	—

	$3,479	1,965	709	(43)	105

Basic earnings (loss) from continuing operations per common share (3):
Series A and Series B Liberty Capital common stock	$(4.64)	—	—	—	—
Series A and Series B Liberty Entertainment common stock	$(1.19)	—	—	—	—
Series A and Series B Liberty Interactive common stock	$(1.31)	.70	.73	—	—
Old Series A and Series B Liberty Capital common stock	$41.88	11.55	.24	—	—
Liberty common stock	$—	—	.07	(.02)	.04
Diluted earnings (loss) from continuing operations per common share (3):

A-1

	Years ended December 31,
	2008	2007	2006	2005	2004
	amounts in millions,
	except per share amounts
Series A and Series B Liberty Capital common stock	$(4.64)	—	—	—	—
Series A and Series B Liberty Entertainment common stock	$(1.18)	—	—	—	—
Series A and Series B Liberty Interactive common stock	$(1.31)	.69	.73	—	—
Old Series A and Series B Liberty Capital common stock	$41.55	11.46	.24	—	—
Liberty common stock	$—	—	.07	(.02)	.04

(1)	Excludes the call option portion of our exchangeable debentures for periods prior to January 1, 2007. See note 3 to our consolidated financial statements.

(2)	Includes $1,569 million of long-lived asset impairment charges in 2008.

(3)	Basic and diluted earnings per share have been calculated for Liberty Capital and Liberty Entertainment common stock for the period subsequent to March 3, 2008. Basic and diluted EPS have been calculated for Liberty Interactive common stock for the periods subsequent to May 9, 2006. Basic and diluted EPS have been calculated for Old Liberty Capital for the period from May 9, 2006 to March 3, 2008. EPS has been calculated for Liberty common stock for all periods prior to May 10, 2006.
Book Value.
     At December 31, 2008, Liberty had a book value per share of $16.24.
Ratio of Earnings to Fixed Charges.
     Liberty’s ratio of earnings to fixed charges for the year ended December 31, 2008 is 2.656. Liberty’s ratio of earnings to fixed charges for the year ended December 31, 2007 is 4.539.

A-2